Exhibit 10.36

LEASE AGREEMENT

ALLIED ESPORTS INTERNATIONAL, INC., A NEVADA CORPORATION

TENANT

ESPORTS ARENA LAS VEGAS
TRADE NAME
AT
LUXOR HOTEL AND CASINO

BASIC LEASE INFORMATION

(1)	Effective Date: March 23, 2017 (the "Effective Date").

(2)	Landlord: Ramparts, Inc., a Nevada corporation ("Landlord").

(3)	Tenant: ALLIED ESPORTS INTERNATIONAL, INC., a Nevada corporation ("Tenant").

(4)	Hotel Complex: Luxor Hotel and Casino (as such name may be modified from time to time by Landlord in its sole discretion, the "Hotel Name"), together with any and all ancillary buildings, structures, parking decks, and other related areas, is the "Hotel Complex."

(5)	Premises (Section 2.1): Approximately thirty thousand (30,000) square feet within the Hotel Complex, which is designated (by cross-hatching) on Exhibit A attached hereto (the "Premises").

(6)	Term; Commencement Date (Section 2.3); Estimated Delivery Date (Section 3.1 ); Required Completion Date (Section 3.3.1): The initial term of this Lease (the "Initial Term") shall be sixty (60) full calendar months, plus any partial month from the Commencement Date (as defined below) to the end of the calendar month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the sixtieth (60th) full calendar month following the Commencement Date (the "Expiration Date"), subject to earlier termination as provided in this Lease. The Initial Term may be extended pursuant to Section 2.3.2. The Initial Term, together with any and all Extension Term(s) (as defined below), is the "Term."

The "Commencement Date" means the earlier of the following dates:

(a) the date upon which Tenant opens the Premises to the public for business, or

(b) the Required Completion Date (as defined below).

The "Estimated Delivery Date" shall mean approximately April 10, 2017. The "Delivery Date" shall mean the actual date on which Landlord delivers possession of the Premises to Tenant.

The "Required Completion Date" for completion of Tenant's Work (as defined in Section 3.2.1) in accordance with Section 3.3.1 shall mean no later than three hundred sixty-five (365) days after the Delivery Date, subject to extension as provided in Section 3.3.1.

(7)	Extension Term (Section 2.3.2): One (1) extension term of sixty (60) full calendar months ("Extension Term").

(8)	Amortization Basis (Sections 2.5, 2.6 and 2.7): The "Amortization Basis" shall be on a five (5) year straight-line basis commencing on the Commencement Date as to the initial leasehold improvements and commencing on the date the applicable improvement is completed as to subsequent capital improvements for which Landlord has given its prior written consent.

(9)	Tenant's Work Budget (Section 3.2.1): Tenant expects to spend at a minimum Eight Million Dollars ($8,000,000.00) for Tenant's Work (the "Tenant's Work Budget").

(10)	Intentionally Omitted.

(11)	Security Deposit (Section 3.7.4): Six Hundred Twenty Five Thousand and no/100 Dollars ($625,000.00), subject to reduction as provided Section 3.7.4.

(12)	Minimum Annual/Monthly Rent (Section 4.1): During the Initial Term, One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) per annum (the "Minimum Annual Rent"), payable in equal consecutive monthly installments of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) (the "Minimum Monthly Rent") in advance on the Commencement Date (or a prorated portion for the month if the Commencement Date does not fall on the first (1') day of the month) and thereafter on the first (r) day of each month.

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During the Extension Term, Minimum Annual Rent of One Million Six Hundred Fifty Thousand and No/100 Dollars ($1,650,000.00) per annum, payable in equal consecutive monthly installments of One Hundred Thirty-Seven Thousand Five Hundred and No/100 Dollars ($137,500.00).

(13)	Intentionally Omitted.

(14)	Percentage Rent Factor(s) (Section 4.1.2): Seven percent (7%) of Gross Sales.

The percentage value(s) set forth above is hereinafter referred to as the "Percentage Rent Factor(s)."

Percentage Rent Cap: During the Initial Term and the Extension Term, the amount of Percentage Rent paid by Tenant to Landlord shall not exceed the amount of Three Million Dollars ($3,000,000) per Lease Year (the "Percentage Rent Cap").

(15)	Intentionally Omitted.

(16)	Tenant's Tax Obligation (Section 4.5): Tenant shall pay for Real Estate Taxes (as defined in Section 4.5.1). Tenant's initial obligation for Tenant's Tax Share (as defined in Section 4.5.1) is estimated to be Two and No/100 Dollars ($2.00) per square foot of the Premises annually, subject to increases for reassessment for initial improvements and adjustment based on actual taxes each year during the Term.

(17)	Tenant's Common Area Maintenance Expenses Obligation (Section 6.2): Tenant shall pay Five and No/100 Dollars ($5.00) per square foot of the Premises annually as Tenant's obligation for Common Area Maintenance Expenses (as defined in Section 6.2) (Tenant's "Common Area Maintenance Charges").

(18)	Permitted Use (Section 8.1): Tenant shall use the Premises for the operation of an esports competition arena and experience center where customers play, compete, and view esports. Tenant will also serve food and alcohol at the Premises and allow for broadcasting of the competitions held at the Premises and may sell ancillary merchandise associated with the arena. Tenant shall not conduct any gaming activity within the Premises; provided, however, that Landlord may conduct gaming activity within the Premises (the "Permitted Use").

(19)	Trade Name (Section 8.1): Esports Arena Las Vegas or such other main name as Landlord and Tenant mutually agree upon in writing and in their respective sole, and absolute, discretion from time to time. The Trade Name shall at all times during the Lease Term, unless otherwise directed by Landlord, be used in connection with "Luxor" when referring to, advertising and marketing the Premises such as "Esports Arena Las Vegas at Luxor" (or such other form as is approved in writing by Landlord from time to time in Landlord's reasonable discretion) (the "Trade Name").

(20)	Operational Hours (Section 8.3.1): Tenant shall at a minimum be open for business and operate the Premises 60 hours per week and at least six days per week; provided that Tenant shall not be closed for business on two consecutive days (the "Minimum Hours of Operation"). For purposes of this Section (20), the term "week" means a seven day period commencing at 12:01 AM local Las Vegas time on Monday.

(21)	Exclusivity of Tenant (Section 8.4.2): Notwithstanding the first sentence of Section 8.4.2, provided that there exists no uncured Event of Default by Tenant, Landlord shall not, without Tenant's reasonable consent, during the Term, use, or allow any tenant or occupant of the Hotel Complex to use, any premises in the Hotel Complex for a Competitive Use or devote or allow any other tenant or occupant to devote at any time any floor area to a Competitive Use (as defined below) (the "Exclusive Right"). For the purposes of this provision, the term "Competitive Use" shall mean any competition arena where customers play and compete against other players in organized esports games.

The Exclusive Right is subject to the following express limitations:

A.	The Exclusive Right shall not apply to any tenants or occupants in possession of premises, and their successors and assigns, at the Hotel Complex under leases or agreements entered into before the Effective Date (excluding any change of use that requires Landlord's consent and any lease amendments entered into after the date of this Lease that change or expand their permitted uses).

B.	The Exclusive Right shall not apply to occasional or temporary events that are not open to the general public and do not promote esports within the Hotel Complex.

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C.	The Exclusive Right shall not apply to the conventions that take place at the Hotel Complex;

D.	Exclusive Right shall only be effective so long as and while Tenant continuously operates its exclusive business and Permitted Use in substantially all of the Premises (excluding temporary closures permitted under this Lease), and shall not restrict uses that Tenant does not engage in at the Hotel Complex;

E.	The Exclusive Right shall not apply to, and shall not be deemed to permit Tenant, any use otherwise prohibited by this Lease, by the prohibited uses applicable to the Hotel Complex or by the exclusive uses granted to tenants at the Hotel Complex prior to the Effective Date.

If Landlord violates the terms of the Exclusive Right, then Tenant may, without waiver of its other rights or remedies under this Lease or at law, exercise the following remedies after providing written notice of the breach to Landlord:

If Landlord violates the Exclusive Right and the breach is a Willful Breach (as defined below) by Landlord (i.e., the breach is not due to the unauthorized actions of another tenant or occupant of the Hotel Complex), and if Landlord has not cured the breach within thirty (30) days after Tenant's written notice of the breach, then the Minimum Monthly Rent will be automatically reduced to seventy percent (70%) of the Minimum Monthly Rent stated in Basic Lease Information Section (12) during such time as the Willful Breach continues, and if Landlord has not cured the breach within ninety (90) days after Tenant's written notice of the breach, in addition to all other remedies available to Tenant, the provisions of Section 8.11 of this Lease thereafter shall be of no further force or effect. As used in this Lease, a "Willful Breach" means (a) Landlord's specifically granting to any other tenant the right to use its premises in any manner that violates Tenant's Exclusive Right, (b) Landlord's use of any portion of the Hotel Complex in any manner that violates Tenant's Exclusive Right, or (c) Landlord's granting to any other tenant the right to use its premises in any manner that violates Tenant's Exclusive Right and such other tenant's actual use of its premises in a manner that violates Tenant's Exclusive Right causes a material adverse effect on Tenant's business in the Premises.

If another tenant, occupant or operator within the Hotel Complex acts in violation of Tenant's Exclusive Use ("Rogue Tenant") and that breach is not a Willful Breach by Landlord (a "Nonwillful Breach"), then Landlord will provide notice to such Rogue Tenant and follow any required procedures as may be required by the agreement between Landlord and the Rogue Tenant in order to have the Rogue Tenant cease the violation ("Contractual Remedies"). In the event the Contractual Remedies are unsuccessful, Landlord will commence an action to pursue commercially reasonable remedies against the Rogue Tenant within thirty (30) days after the date that the Contractual Remedies prove unsuccessful and Landlord will diligently pursue in good faith such action with respect to the unauthorized actions of the Rogue Tenant; provided, however, such action shall not include any appeal of an adverse decision denying injunctive relief unless the Rogue Tenant's violation is materially and adversely affecting Tenant's business at the Premises. If Landlord either (a) fails to file an action within that 30-day period or (b) fails to diligently pursue the action against the Rogue Tenant as set forth in this paragraph, then on either such failure Landlord's Nonwillful Breach will automatically be deemed to be a Willful Breach and Tenant will have the right to exercise the remedies for Willful Breach set forth in this Section (21).

(22)	Promotional Partners (Section 8.5): Presently, Landlord's Promotional Partners (as defined in Section 8.5) include: PepsiCo, Redbull and Fiji (premium water) requiring that such companies' products be exclusively sold throughout the Hotel Complex, including the Premises. Presently, Tenant does not have any Promotional Partners.

(23)	Restrictive Zone (Section 8.11): Anywhere within Clark County, Nevada (the "Restrictive Zone").

(24)	Tenant Refurbishment (Section 10.1): A minimum amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) within two (2) years after the beginning of the Extension Term (the "Refurbishment Minimum").

(25)	Intentionally Omitted.

(26)	Contact Information for Notices (Section 23.7):

Landlord:

Nildas Rytterstrom

General Manager

Ramparts, Inc. dba Luxor Hotel and Casino

3900 Las Vegas Boulevard South

Las Vegas, Nevada 89119

Email: nrytterstrom@luxor.com

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with a required copy (which shall not constitute notice) to:

MGM Resorts International
Attn: Corporate Legal

3950 Las Vegas Blvd. South
Las Vegas, Nevada 89119

Mark Lefever

Vice President/CFO

Luxor Hotel and Casino

3900 Las Vegas Boulevard South

Las Vegas, Nevada 89119

Email: mlefever@luxor.com

Luxor Hotel and Casino

Legal Department

c/o MGM Resorts International

3950 Las Vegas Boulevard South

Las Vegas, Nevada 89119

Tenant:

ALLIED ESPORTS INTERNATIONAL, INC.

1920 Main Street, Suite 1150

Irvine, CA 92614

Rent to be paid at:

By ACH Transfer:

Bank:	Bank of America
ABA Routing	xxxxxxxxxx
Account Name:	MGM Resorts International
Account No:	xxxxxxxxxxxx
Swift Code:	xxxxxxxxxxx

Email confirmation of payment to be sent to: leaseaccounting@mgmresorts.com

Tenant Insurance Certificates to be delivered to:

Risk Management Department

Ramparts, Inc. dba Luxor Hotel and Casino

3900 Las Vegas Boulevard South

Las Vegas, Nevada 89119

Landlord's Security Department:

Security Department

Luxor Hotel & Casino

3900 Las Vegas Boulevard South

Las Vegas, NV 89119

Dispatch: (702) 262-4830

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(27)	Guarantor(s): None.

(28)	Utility Charges (Section 7.1): Tenant shall pay all utility charges for the Premises (as set forth in Section 7.1).

(29)	Gaming Activities/Landlord Recapture Right (Section 2.1.3): It is anticipated that attendees at the Premises ("Premises Attendees") will participate in sportsbook betting activity on the results and outcomes of esports events which are broadcast on-screen live at the Premises or conducted live at the Premises (the "eSports Events") and that Landlord may operate a sports betting booth within the space currently anticipated for the Premises (the "Sports Booth").

Landlord shall have the right to take back a portion of the Premises for the operation of the Sports Booth as set forth in Section 2.1.3.

(30)	Food and Beverage Service: Tenant shall obtain a liquor license for the Premises. Landlord will agree to provide food services of basic items for the Premises at Tenant's cost as set forth on Attachment 2.

(31)	Marketing Support: During the Term and subject to availability and blackout dates, Landlord will use commercially reasonable efforts to assist Tenant with priority room blocks at the Hotel Complex for Premises Attendees and will assist with introductions to other MGM Resorts Group operated arenas as requested by Tenant in connection with large events. Tenant shall be responsible for marketing the Premises and promoting Tenant's brand. Landlord will agree to provide marketing support through its marketing resources to assist with the promotion of the Premises as mutually agreed upon, as generally set forth in the Feb 2017 eSports Marketing Partnership presentation provided to Tenant on March 1, 2017.

(32)	Applicable Rider(s): Restaurant Rider

(33)	Additional Terms and Conditions: The foregoing "Basic Lease Information" is incorporated into and made a part of this Lease (as defined below). If any conflict exists between any Basic Lease Information and the remaining terms of this Lease, then the remaining terms of this Lease shall control.

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is entered into as of the Effective Date, by and between Landlord and Tenant.

Recitals

WHEREAS, Landlord owns or ground leases, and operates, the Hotel Complex; and

WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, the Premises located within the Hotel Complex pursuant to the terms and provisions of this Lease.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby agree as follows:

SECTION 1. Exhibits.

The Exhibits and Riders listed below and attached to this Lease are incorporated herein by reference:

EXHIBIT A	Depiction of that area of the Hotel Complex upon which the Premises are located. Exhibit A is provided for informational purposes only, and shall not be deemed to be a warranty, representation or agreement by Landlord that the Hotel Complex or buildings, signage, kiosks, venues, restaurants and/or any stores will be exactly as indicated on the Exhibit, or that the other tenants which may be drawn on said Exhibit will be occupants in the Hotel Complex.
EXHIBIT B	Description of Work, Construction Criteria and Schedules.
EXHIBIT C	Key Dates Agreement.
EXHIBIT D	Tenant Contractor Work Standards.
EXHIBIT E	Potential Sports Booth Areas.
EXHIBIT F	Employment Drug/Alcohol Testing Program.
EXHIBIT G	Tenant's Present Officers, Directors and Owners/Members.
EXHIBIT H	Tenant Insurance Requirements.
EXHIBIT I	Tenant's Marks.
EXHIBIT J	Existing Exclusives at the Hotel Complex
EXHIBIT K	Sponsorship Guidelines.
EXHIBIT L	Form of Non-Disturbance and Attornment Agreement

ATTACHMENT 1	Restaurant Rider.

ATTACHMENT 2	Landlord Provided Food Services.

SECTION 2. Premises and Term.

2.1.	Premises.

2.1.1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises.

2.1.2. Landlord and Tenant agree that the square footage of the Premises as set forth in the Basic Lease Information is an estimate. Notwithstanding the foregoing, Landlord and Tenant agree that such square footage shall not be subject to adjustment.

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2.1.3. During the Term, Landlord shall have a right to recapture a portion of the Premises for the operation of the Sports Booth by providing Tenant with a thirty (30) day written notice of its intention to take back a portion of the Premises not to exceed five hundred (500) square feet in a location within the portion of the Premises shown on Exhibit E reasonably determined by Landlord ("Landlord's Recapture Right"). Landlord shall be responsible for all costs and expense to construct and operate the Sports Booth. Landlord shall have the right to enter upon the Premises for the purposes of constructing and operating the Sports Booth and may take bets at the Sports Booth for esports in addition to any other betting activity as permitted by Law. Upon exercise of Landlord's Recapture Right, the area of the Sports Booth shall no longer be a part of the Premises and Landlord and Tenant shall amend the Lease to reflect the new Premises. The Minimum Rent and Percentage Rent shall not be reduced in the event Landlord exercises its Recapture Right.

2.2. Roof and Walls of Premises. Landlord shall have the exclusive right to use all or any part of the roof (including any space between the Premises' finished ceiling and the roof), subflooring and space within all walls of the Premises for any purpose, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same. Landlord may also utilize the Premises for installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the Premises and serving other parts of the Hotel Complex. Tenant shall have no right whatsoever in the exterior of exterior side and rear walls or the roof of the Premises. Notwithstanding anything to the contrary contained herein, in no event shall Landlord make alterations or additions to the Common Areas, or change the location of elements of the Hotel Complex or the Common Areas, or maintain and operate the same in a manner that results in an Adverse Condition. As used herein, an "Adverse Condition" shall mean any of the following events or circumstances that is not caused by an emergency or Force Majeure condition: (1) a material adverse interference with Tenant's or Tenant's customers' use of the Premises for the Permitted Use; (2) an unreasonable interference with Tenant's or Tenant's customers' access to the Premises; or (3) an event which materially increases Tenant's monetary obligations or liability under this Lease;.

2.3.	Term.

2.3.1 This Lease shall be in full force and effect from and after the Effective Date; provided, however, the Initial Term shall not commence until the Commencement Date and shall expire on the Expiration Date. Within ten (10) days after Landlord's request therefor, Tenant shall provide to Landlord an executed Key Dates Agreement, in substantially the same form as attached hereto as Exhibit C, setting forth certain matters related to this Lease; provided, that if such Key Dates Agreement is not factually correct, then Tenant shall make such changes as are necessary to make such Key Dates Agreement factually correct and shall thereafter return such notice to Landlord within said ten (10) day period. Occupancy of the Premises (and/or performance of Tenant's Work therein) by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease.

2.3.2 Provided that (i) Tenant has notified Landlord in writing that Tenant desires to extend the Term (which, if such notice is sent at all, shall happen no earlier than fifteen (15) months and no later than nine (9) months prior to the expiration of the Initial Term or the applicable Extension Term) (the "Option Exercise Period"), and (ii) no uncured Event of Default exists at the time Tenant exercises the option, Tenant shall have the option to extend the Term for an Extension Term commencing upon the expiration of the Initial Term. The terms and conditions of this Lease shall apply with full force and effect during the Extension Term except there shall be no further options to extend the Term beyond the expiration of the last Extension Term. Failure by Tenant to exercise any option to extend the Term in accordance with this Subsection shall constitute a waiver of said option right.

2.4. Lease Year Defined. For the purpose of this Lease, the first "Lease Year" shall be a period beginning on the Commencement Date and ending on December 31 next following; after the first Lease Year, the term "Lease Year" shall mean a fiscal year of twelve (12) consecutive calendar months commencing on January 1 of each calendar year, except that the final Lease Year of the Term shall be a period of less than twelve (12) consecutive calendar months in the event that the expiration or termination of this Lease occurs on a date other than December 31.

2.5. Remodel of Premises. Landlord may, in connection with any remodeling of all or any portion of the Hotel Complex or neighboring properties, change the dimensions or reduce the size of the Premises; provided, however, that a reduction in size of the Premises shall not reduce the Premises to less than ninety-five percent (95%) of the Premises' original size; and, provided, further, that (i) Landlord shall notify Tenant at least sixty (60) days prior to the proposed commencement of the remodeling work (which notice shall specify the proposed reconfiguration of the Premises), (ii) Landlord shall be responsible for all costs in connection with the remodeling and shall use commercially reasonable efforts to minimize interference with the business operations of Tenant; (iii) Landlord shall use commercially reasonable efforts to minimize the impact of any such remodel on the operation of Tenant's business and shall confer with Tenant prior to determining the final design of the remodel and reasonably consider Tenant's concerns; (iv) if the area of the New Premises is less than the area of the Premises, Minimum Annual Rent shall be proportionately adjusted; and (v) Landlord shall not exercise its rights under this Section 2.5 in a manner that would cause a cumulative reduction in the size of the Premises of more than ninety-five percent (95%). In connection with any such remodeling, Landlord may require Tenant to cease conducting business from the Premises for a period not to exceed twenty (20) days. The rent payable hereunder shall be abated during any such period that Landlord requires Tenant to cease conducting business and Landlord shall pay Tenant the Lost Business Reimbursement (as defined below). As used in this Lease, the term "Lost Business Reimbursement" means an amount equal to the product of (a) $8,000.00, multiplied by (b) the number of days Tenant is obligated to cease conducting business from the Premises pursuant to Section 2.5 or 2.6, as applicable.

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2.6.	Relocation of Premises

2.6.1 At any time after the first anniversary of the Commencement Date, Landlord shall have the right to relocate Tenant's operation at the Premises to other premises (the "New Premises") in another part of the Hotel Complex (or, if mutually-agreed upon in each party's respective sole discretion, a location that is part of the MGM Resorts Group (as defined below)) in accordance with the following: (i) Landlord shall notify Tenant, at least one hundred eighty (180) days prior to the proposed relocation date, of Landlord's intention to relocate Tenant's operation to the New Premises; (ii) the proposed relocation date (Tenant shall not be required to cease conducting business from the Premises for a period in excess of twenty (20) days and Minimum Monthly Rent and monthly Common Area Maintenance Charges shall be abated for any period Tenant is required to be closed due to the relocation under this Section) and the size, configuration and location of the New Premises shall be set forth in Landlord's notice; (iii) the New Premises shall be substantially identical in size (not less than eighty-five percent (85%) of the square footage of the Premises) to the Premises; (iv) Landlord shall, at Landlord's cost, construct on the New Premises improvements comparable to those constructed on the Premises and bear other direct costs in connection with relocating the Premises, including without limitation all costs of moving Tenant's furniture, fixtures and equipment and installation of telecommunications and data cabling and all costs of the relocation of Tenant's business, including that limitation modification of any signage, stationary or marketing materials; provided, however, that in the event Landlord elects to relocate Tenant during the last two (2) years of the Initial Term, that Landlord shall only be obligated to pay the costs set forth in this subsection (iv) if Tenant has committed to extend the Term through the Extension Terms; (v) Landlord shall not relocate Tenant more than one time during the Term; (vi) there shall be no increase in Minimum Annual Rent, Tenant's Tax Obligation or Tenant's Common Area Maintenance Expense Obligation; (vii) if the area of the New Premises is less than the area of the Premises, Minimum Annual Rent shall be proportionately adjusted, (vii) Landlord shall pay Tenant the Lost Business Reimbursement during any period that Tenant is required to cease conducting business due to the relocation; and (ix) the New Premises shall have a configuration that is comparable to the Premises. Except as otherwise provided in the preceding sentence, all relocation and improvement costs shall be the sole responsibility of Tenant.

2.6.2 In the event the New Premises described in Landlord's relocation notice are unacceptable to Tenant in its sole discretion, or Tenant does not agree to extend the Term through the Extension Term in the even the relocation occurs during the last two (2) years of the Initial Term, Tenant shall have the right, as its sole and exclusive remedy, exercisable by written notice to Landlord, given thirty (30) days following receipt of Landlord's relocation notice, to terminate this Lease, such termination to be effective as of the proposed relocation date as set forth in Landlord's notice. Failure by Tenant to timely exercise such right shall be deemed a waiver with respect thereto and confirmation that the New Premises are acceptable to Tenant. Tenant shall have the right to accept the New Premises only for the unexpired Term of this Lease. Notwithstanding anything hereinabove to the contrary, should Tenant timely notify Landlord of Tenant's election to terminate this Lease, Landlord shall have the right to rescind Landlord's relocation notice to Tenant, within thirty (30) days after receipt of Tenant's notice to terminate and Tenant's termination notice shall be of no force and effect. In the event this Lease terminates as provided in this Subsection 2.6.2 (and not pursuant to any other section in this Lease), Landlord shall pay Tenant, as Tenant's sole and exclusive remedy subject to Tenant's compliance with the surrender provisions of this Lease, the unamortized out-of-pocket cost actually paid for by Tenant for Tenant's initial leasehold improvements and other capital improvements for which Landlord has given it prior written consent as reasonably substantiated by documentation, such amortization to be calculated in accordance with the Amortization Basis (Tenant shall provide to Landlord paid receipts of such costs and expenses for such leasehold improvements) the ("Termination Payment"). In the event this Lease terminates as set forth in this Subsection 2.6.2, Tenant shall surrender possession of the Premises to Landlord pursuant to Section 20.3.

2.7. Termination for Convenience. At any time after the expiration of the sixth (6th) full calendar month following the Commencement Date, Landlord shall have the right to terminate this Lease at any time for any or no reason and without further obligation or liability upon at least one hundred and twenty (120) days advance written notice. If Landlord terminates this Lease pursuant to this Section 2.7 (and not pursuant to any other section in this Lease), (a) Landlord shall pay Tenant, subject to Tenant's compliance with the surrender provisions of this Lease, as Tenant's sole and exclusive remedy, the Termination Payment and the Unamortized Advertising and Marketing Costs (as defined below), and (b) Landlord shall not use, or allow any tenant or occupant of the Premises to use, all or any portion of the Premises for the Competitive Use for a period of three (3) years after the effective date of such termination. In the event this Lease terminates as set forth in this Section 2.7, Tenant shall surrender possession of the Premises to Landlord pursuant to Section 20.3. The term "Unamortized Advertising and Marketing Costs" means the unamortized out-of-pocket cost actually paid for by Tenant (other than capital costs) for advertising and marketing of the business in the Premises and entering into sponsorship agreements relating solely to the Premises as reasonably substantiated by documentation, such amortization to be over a five (5) year period (Tenant shall provide to Landlord paid receipts of such costs and expenses for such leasehold improvements). The Unamortized Advertising and Marketing Costs it is estimated to be $1,500,000 per year, but shall be adjusted to reflect actual documented expenditures by Tenant. Landlord's obligations under this Section 2.7 shall survive the termination of the Lease pursuant to this Section 2.7 for a period of three (3) years after the effective date of such termination.

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2.8. Hotel Complex Uses and Components. The Hotel Complex may include a variety of uses, including without limitation casino, retail, entertainment, recreation, office and residential uses, as may be located in one or more components of the Hotel Complex that may or may not be dedicated to one or more such uses, in all cases as Landlord shall determine in its sole discretion. Without limitation, Landlord may in its sole discretion elect to (i) operate, service, manage, repair, maintain or perform any other obligations of Landlord hereunder (collectively, "Landlord's Obligations") with respect to any one or more of such components or uses in a manner separate and distinct from any other such components or uses and (ii) make any equitable allocations from, to or among any one or more such components or uses of the Landlord's costs of performing Landlord's Obligations, including without limitation Landlord's costs for Real Estate Taxes (as defined herein) or Common Area Maintenance Expenses (as defined herein), as Landlord shall determine in its reasonable discretion. In making such allocations, Landlord may take into account any relevant factors including without limitation the relative size, use, utility, value, benefit or burden of, to or among the applicable components and uses.

SECTION 3. Landlord's Work; Tenant's Work.

3.1. Landlord's Work. Except as otherwise provided in Exhibit B, Landlord shall provide the Premises to Tenant "as is" in the Premises' present condition with no warranties or representations related thereto. Tenant's taking possession of the Premises or of any portion thereof shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition. Except as set forth herein, Tenant agrees that no representation respecting the condition of the Premises, its fitness for any particular purpose, and no warranties or guarantees, expressed or implied, with respect to workmanship or any defects in material, and no promise to demolish, decorate, alter, repair or improve the Premises either before or after the execution hereof have been made by Landlord or Landlord's agents to Tenant. Subject to extension for delay caused by any Force Majeure Events (as defined in Section 23.5) and subject to Section 23.20 of this Lease, Landlord shall deliver possession of the Premises to Tenant on or before the Estimated Delivery Date.

3.2. Tenant's Work.

3.2.1. All work not expressly provided herein to be done by Landlord shall be performed by Tenant in order to complete the Premises for its Permitted Use (hereinafter called "Tenant's Work") including, but not limited to, all work designated as Tenant's Work in Exhibit B, and Tenant shall do and perform at Tenant's sole cost and expense all Tenant's Work diligently and promptly, in a good workman-like manner, in compliance with all Laws (as defined in Section 3.5.1) and in accordance with the provisions herein. Without limiting the foregoing, Tenant hereby acknowledges and agrees that unless expressly provided to the contrary in Exhibit B, Tenant shall be responsible, as part of Tenant's Work and at Tenant's sole cost and expense, to remove all property at the Premises, demolish (e.g., demolish the applicable interior finishes and facades of) the Premises, as may be necessary, construct the entire Premises structure, if applicable, and perform such other work that might otherwise traditionally be performed by a landlord including, but not limited to, the running and stubbing of all utilities to the Premises, and all of the traditional tenant finishings. For the purposes of clarity, Tenant shall not demolish or modify any structural supports, tension cables and wires or any utility systems or equipment servicing spaces other than the Premises or other items that are part of the support system or infrastructure of the Hotel Complex without the prior written consent of Landlord given in its sole and absolute discretion. Any roof work including roof penetrations shall be performed by Landlord's contractor but at Tenant's expense. If requested by Landlord, Tenant shall provide construction budgets with line item break-downs acceptable to Landlord and reasonable evidence of funds to be expended to complete Tenant's Work. Notwithstanding anything to the contrary contained herein, each and every aspect of Tenant's Work shall in all respects be subject to the prior written approval of Landlord, and shall be in accordance with the standards of a first class resort/casino/entertainment facility using materials consistent with Tenant's most first-class design standard (as reasonably determined by Landlord) and shall be completed promptly pursuant to the requirements of this Lease. Tenant agrees that the minimum construction budget for Tenant's Work excluding the costs of pre-opening marketing, inventory, payroll, training or any ancillary startup costs, is expected to be at least the Tenant's Work Budget; provided, however, that in the event the construction bids are lower than the expected Tenant's Work Budget and Tenant is able to perform Tenant's Work in accordance with the approved plans and specifications and in accordance with the standards of a first- class resort/casino/entertainment facility for less than the Tenant's Work Budget, Tenant shall not be required to spend the full Tenant's Work Budget.

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3.2.2. Tenant shall not contract with any consultant, subconsultant, contractor or subcontractor, and Tenant's contractors and subcontractors may not perform any work on the Premises or elsewhere within the Hotel Complex, unless and until (i) if Landlord elects, a background investigation of each such consultant, subconsultant, contractor and subcontractor has been completed by Landlord's Security Department (or its designee) and the results thereof are satisfactory to Landlord and (ii) Landlord has, in Landlord's reasonable discretion, approved the general contractor and if Landlord elects, each such consultant, subconsultant, contractor and subcontractor for Tenant's Work. Notwithstanding the foregoing, Tenant may only use union signatory contractors and subcontractors (and, if applicable, Tenant must ensure that Tenant's union signatory contractors and subcontractors only use union signatory contractors and subcontractors), who are in compliance with their respective collective bargaining/union agreements, to perform work at the Hotel Complex (either as part of Tenant's Work or otherwise) and (ii) shall comply, and require all consultants, subconsultants, contractors or subcontractors to comply, with all Project Labor Agreements now or at any time hereafter applicable to the Hotel Complex. Further, and in addition to any other indemnity obligation contained herein, Tenant hereby covenants and agrees to indemnify, defend, save, and hold Landlord, and Landlord's Affiliates and their respective parents, subsidiaries, partnerships, joint venturers, other affiliates, officers, directors, members, managers, shareholders and employees, MGP Lessor, LLC, a Delaware limited liability company and any Superior Holder (as defined in Section 12.3.1 hereof) (collectively, with Landlord, the "Landlord Parties", and each a "Landlord Party"), free, clear and harmless from, and against, any and all liabilities, losses, costs, expenses (including reasonable attorney's fees), judgments, claims, liens, fines, penalties, and demands of any kind whatsoever caused by, resulting from, or in any way connected with, Tenant's use of any particular consultant, subconsultant, contractor or subcontractor, or their use of any particular subconsultant or subcontractor, for any work in connection with the Premises (whether part of Tenant's Work or otherwise) regardless of whether Landlord approved of such contractor or subcontractor pursuant to this Subsection. Tenant shall at all times upon Landlord's request provide to Landlord a complete and accurate list of all consultants, subconsultants, contractors and subcontractors performing work at the Hotel Complex on behalf of Tenant and/or Tenant's consultants and/or contractors. In addition, Tenant's Work shall at all times be conducted in accordance with Tenant Contractor Work Standards, a copy of which is attached hereto as Exhibit D. "Landlord's Affiliate" means any of the following: MGM Resorts International, a Delaware corporation, MGM Growth Properties LLC, a Delaware limited liability company, MGP Lessor, LLC, a Delaware limited liability company and any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with Landlord.

3.3.       Tenant's Work - Additional Obligations.

3.3.1. Subject to extension for delay caused by any (a) Force Majeure Events (provided that Tenant has provided written notice to Landlord of such delay within ten (10) days thereafter in order for such delay to be deemed a delay caused by a Force Majeure Event), or (b) Landlord Caused Delays (as defined below), Tenant shall complete Tenant's Work and open the Premises by the Required Completion Date. Tenant agrees to timely provide submissions to Landlord for approval and timely complete all milestones to ensure that the Required Completion Date is achieved, including, but not limited to, the following: concept approval, design approval, budget approval, construction permit documents approval, operational permit filings, construction commencement, marketing program launch, construction completion and opening to the public. As used in this Lease, "Landlord Caused Delay" shall mean actual delays to the extent resulting from (i) the failure of Landlord to timely approve or disapprove any plans or drawings submitted by Tenant pursuant to this Lease; (ii) interference by Landlord, its agents, employees or contractors, which delays the design or construction of the Tenant Work or Tenant's move into the Premises; (iii) the failure of Landlord to deliver exclusive possession of the Premises to Tenant by the Estimated Delivery Date; and (iv) events or conditions otherwise specified herein, including, without limitation, as specified in Section 3.3.4 below; provided, however, that Tenant must provide written notice to Landlord within fifteen (15) days after the occurrence of the event specified in subsection (i)-(iv) in order for it to constitute a Landlord Caused Delay.

3.3.2. Tenant shall construct and decorate construction walls in accordance with Landlord's reasonable requirements at Tenant's sole cost and expense. Tenant shall submit all of Tenant's planned improvements to the Premises, and Tenant's Work including, but not limited to, all schematic drawings, specifications, color boards and other samples, design development and construction documents, to Landlord for Landlord's prior written approval. Tenant hereby acknowledges that Tenant shall, at Tenant's sole cost and expense, submit a copy of all of Tenant's drawings, plans and specifications to Landlord's approved and designated ADA (as defined below) consultant ("ADA Consultant"), or such other entity as is designated by Landlord, for review of compliance with the Title III of the Americans With Disabilities Act of 2010, 42 USC 12101, et seq., and its implementing regulations, 28 C.F.R., part 36, and 49 C.F.R. parts 37 and 38 and any comparable state or local laws or regulations (as each may be amended from time to time, the "ADA") and any state and local accessibility laws, ordinances, rules and regulations (all references to the ADA in this Lease and/or any Exhibit attached hereto and made a part hereof shall be deemed to include any such state and local accessibility laws, ordinances, rules and regulations). Tenant shall pay such ADA Consultant's or other entity's charge for such ADA Consultant's or other entity's services based upon the actual time required for such ADA Consultant to conduct that review. Within fifteen (15) days after receipt of each such submittal from Tenant, Landlord shall notify Tenant of any failure to meet with Landlord's approval. Tenant shall within ten (10) days after receipt of any such notice submit final documents based upon the preliminary submittal and incorporating Landlord's comments thereto. Landlord shall notify Tenant of Landlord's approval or disapproval of the final documents within fifteen (15) days after receipt. Upon approval, Landlord shall return one (1) set of approved final documents to Tenant and the same shall become a part hereof by this reference as Exhibit B-2. Tenant's final documents shall comply with all Laws (as defined below), recommendations, ordinances, rules and regulations including, but not limited to, the ADA. Approval of construction documents by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, or compliance with Laws and Tenant shall be solely responsible for such construction documents. Tenant shall not commence any of Tenant's Work until Landlord has approved Exhibit B-2. Notwithstanding anything to the contrary in this Lease, Tenant shall not be responsible for the cost and performance of any work outside of the Premises required to cause the portions of the Hotel Complex other than the Premises to comply with all Laws.

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3.3.3. "Project Costs" shall mean all design fees (including but not limited to, architecture, engineering and interior design fees), furniture, fixture and equipment costs, construction costs and owner supplies and equipment incurred by Tenant or Landlord for Tenant's Work. Said amount shall be paid within ten (10) days of closing the construction books, but in no event later than ninety (90) days after the Commencement Date.

3.3.4. Landlord agrees to reimburse Tenant for any increased, documented costs in the design or construction of the Tenant Work not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) directly resulting from any Hazardous Materials (including asbestos) in the Premises or Hotel Complex (the "Pre-Existing Hazardous Materials Cost"), and any delays encountered by Tenant in the design or construction of the Tenant Work as a result thereof shall be considered a Landlord Caused Delay. If the Pre-Existing Hazardous Materials Cost exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), and Landlord does not agree to pay that excess, Tenant may elect to terminate this Lease.

3.3.5. Tenant hereby acknowledges that Landlord and Landlord's Affiliates have made a significant public commitment to promote diversity in connection with their operations and businesses. Tenant covenants and agrees that in performing the Tenant's Work, it and its consultants and contractors shall use commercially reasonable efforts to the extent practicable to use (i) contractors, vendors, or design or other professional service providers certified as a diverse owned business under one of the following categories by a private or governmental certifying organization or agency recognized by Landlord: Minority Business Enterprises (MBE), Women Business Enterprises (WBE), Disadvantaged Business Enterprises (DBE), Veteran Business Enterprise (VBE), Persons with Disabilities (PWD), or Lesbian, Gay, Bisexual and/or Transgender (LGBTBE) (collectively "Diverse Business/es") and (ii) a labor workforce that includes minorities, women and veterans (collectively "Diverse Workforce"). Upon request of Landlord, Tenant shall provide Landlord with Diverse Business and Diverse Workforce reporting setting forth: the Diverse Businesses and Diverse Workforce that Tenant, its consultants and contractors have engaged and utilized for the performance of Tenant's Work, the type of Diverse Business and applicable certifications, statistics with respect to the Diverse Workforce (such as race/ethnicity and gender), the work or services provided by the Diverse Business and Diverse Workforce, payments made to the Diverse Business, hours worked by the Diverse Workforce and other information as may be requested by Landlord. Such reporting shall be made on forms and at such frequencies as reasonably prescribed by Landlord from time to time.

3.4.       Failure of Tenant to Perform. If Tenant fails to open for business fully fixtured, stocked and staffed on or before the date that is six (6) months after the Commencement Date (as may be extended by a Force Majeure Event or a Landlord Caused Delay) (the "Outside Opening Date"), then Tenant shall pay in addition to Rent an amount equal to 1/30th of the Minimum Monthly Rent for each day that Tenant has failed to open for business on and after the Outside Opening Date. The payments set forth in this Section 3.4 shall be in addition to any other legal or equitable right that Landlord may have hereunder or at Law, except for Section 8.2.

3.5. Governmental Approvals; Compliance with Law.

3.5.1. Tenant shall be responsible for obtaining all governmental permits and approvals required in connection with Tenant's Work and the use of the Premises for the Permitted Use including, but not limited to, any required demolition of the Premises and performance of such other work that might otherwise traditionally be performed by a landlord including, but not limited to, the running and stubbing of all utilities to the Premises. Tenant's Work and the Premises and Tenant's use and occupancy of the Premises shall at all times comply with all applicable laws, ordinances, codes, rules and regulations including, but not limited to, the Nevada Division of Industrial Relations Occupational Safety and Health Administration or the United States Department of Occupational Safety and Health, the ADA, and any other applicable federal, state or local laws, codes, ordinances, rules, regulations or requirements (collectively, the "Law" or "Laws").

3.5.2. Tenant shall forthwith notify Landlord in writing each time that the Premises is inspected by, or Tenant receives a verbal or written warning or notification of any threatened or actual violation or citation relating to Tenant's use/occupancy or business conducted at the Premises from any applicable Governmental Authority. "Governmental Authorities" or "Governmental Authority" means those federal, state and local governmental or quasi-governmental authorities, agencies, commissions, courts, departments, boards and officials, as constituted from time to time, now or hereinafter in effect having jurisdiction over Landlord, the Hotel Complex, Tenant, this Lease, or the Premises. In addition, Tenant shall forthwith provide to Landlord copies of any and all correspondence, documents or other information received from, sent to, or in connection with, the Premises and any Governmental Authority relating to potential or actual violations. In the event Tenant is cited or notified by a Governmental Authority of a violation of any Law, recommendation, ordinance, rule, regulation or requirement enforced by such Governmental Authority, and without limiting any other provision of this Lease, Tenant shall promptly (but in no event later than five (5) business days prior to the time allowed by the Governmental Authority) respond to the citation or violation in writing addressed to the Governmental Authority (a copy of which Tenant shall at the same time provide to Landlord) and, subject to Landlord's rights and remedies set forth in Section 17.1, correct the violation(s) in question to the satisfaction of the Governmental Authority and Landlord. All notices, documentation and information to be provided by Tenant to Landlord pursuant to this Subsection shall be sent to the Risk Management Department with copies to Landlord at the addresses set forth in the Basic Lease Information.

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3.5.3. Tenant shall, from and after the Effective Date and at all times during the Term comply with and shall cause its consultants, subconsultants, contractors and subcontractors to comply with the ADA. Tenant shall ensure that at all times it operates the Premises in conformance with the ADA, including, but not limited to, providing its guests and customers within the Premises with any necessary equipment, auxiliary aids and services required by Law for them to have full and equal enjoyment and use of the goods, services, facilities and general operation of the Premises, and by modifying the policies and procedures applicable to the Premises to accommodate individuals with disabilities. Tenant shall assume full liability for the compliance with ADA requirements within the Premises in operation of the Premises by it, its consultants, subconsultants, contractors and subcontractors. If a lawsuit or other action is brought against Landlord or Landlord's Affiliates by any individual or other entity, including, but not limited to, the United States Department of Justice, as a result of any non-compliance with the ADA within the Premises, whether alleged or actual, by Tenant, its consultants, subconsultants, contractors or subcontractors, Tenant agrees to indemnify and hold harmless the Landlord Parties for the cost of defending such suit or action, and any resulting liability therefrom.

3.6. Additional Landlord Termination Rights. In the event that, in connection with its review and approval of the proposed Tenant's Work, any Governmental Authorities possessing and exercising jurisdiction over the Hotel Complex impose any requirements or conditions of whatsoever nature (including without limitation, retrofitting or other requirements relating to development, demolition, building material removal, entering and exiting, life safety, smoke evacuation, restroom facilities, or as-built documentation) affecting any portion of the Hotel Complex outside of the Premises (any such requirement "Additional Conditions"), Landlord shall not be obligated to approve or comply with such Additional Conditions. If Landlord, in its sole discretion, disapproves any such Additional Conditions costing in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate, Landlord shall have the right, upon written notice to Tenant, to terminate this Lease; provided however, that in the event of such termination and provided that no Event of Default exists as of the termination date, Landlord as its sole and exclusive obligation and liability to Tenant with respect to such termination shall reimburse Tenant for an amount equal to the direct, out-of-pocket fees and costs actually incurred by Tenant for (i) third party design professional work performed prior to the date of termination and (ii) permit fees paid prior to the date of termination, payable within thirty (30) days after receipt by Landlord of detailed invoices and supporting documentation in form and substance acceptable to Landlord; and, provided further, if the retrofitting or other work relating to any such Additional Conditions is otherwise acceptable to Landlord in its sole discretion, but Landlord is not willing to pay the costs and expenses of performing or otherwise satisfying such Additional Conditions, Tenant may agree upon written notice to Landlord, to pay such costs itself, in which event Landlord shall rescind its termination notice, and this Lease shall remain in full force and effect.

3.7.       Tenant's Proof of Financial Ability, Financing Plans, Financial Condition, Security Deposit, Mechanics' Lien Bond, and Ownership.

3.7.1. Intentionally Omitted.

3.7.2. No later than thirty (30) days prior to the commencement of the performance of Tenant's Work, Tenant shall notify Landlord as to whether it intends to establish a construction disbursement account pursuant to NRS 108.2403(1)(b)(1) in accordance with Subsection 3.7.6(i) of this Lease or provide a surety bond for the prime contract for Tenant's Work at the Premises that meets the requirements of NRS 108.2415 in accordance with Subsection 3.7.6(ii) of this Lease. In the event establishes a construction disbursement account pursuant to NRS 108.2403(1)(b)(1), then no later than ten (10) days prior to the commencement of the performance of Tenant's Work, Tenant shall provide Landlord with a security interest in such account in an amount equal to Three Million Dollars ($3,000,000.00) and execute all reasonable documentation provided by Landlord to evidence such security interest. Such security interest shall be subordinate and subject to the rights of the contractor, subcontractors and other persons having an interest in such account under applicable law. In the event Tenant provides a surety bond for the prime contract for Tenant's Work at the Premises that meets the requirements of NRS 108.2415, then no later than ten (10) days prior to the commencement of the performance of Tenant's Work, Tenant shall also furnish a completion bond, the form, substance and amount of which is, and issued by a surety, satisfactory to Landlord in Landlord's reasonable discretion (which Landlord's satisfaction shall include, but shall not be limited to, the rating and/or financial stability of such surety) in an amount equal to, or greater than, one hundred percent (100%) of the projected, budgeted cost of all such Tenant's Work pursuant to Landlord approved plans and specifications. Tenant shall promptly, before the expiration thereof and within ten (10) days after any increase in the projected, budgeted cost of all Tenant's Work (whether due to cost of living adjustments, change orders or otherwise), and at Tenant's sole cost and expense, renew and/or increase the amount of such construction disbursement account or bond, as applicable until such time as all of Tenant's obligations to perform the Tenant's Work hereunder pursuant to Landlord approved plans and specifications and in accordance with the terms and conditions of this Lease have been satisfied.

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3.7.3. Tenant shall at all times hereunder keep Landlord fully apprised of Tenant's financial condition, financing plans and contingencies (which shall include Tenant meeting with Landlord from time-to-time, as determined necessary by Landlord and as Tenant's financing plans change, regarding such matters and providing financial information for Tenant).

3.7.4. Within fourteen (14) days after the Effective Date, Tenant shall pay to Landlord the Security Deposit (as set forth in the Basic Lease Information), which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of rent or release, settlement, or accord and satisfaction or a measure or limit of Landlord's damages upon a Tenant's default. Landlord may, from time to time, without prejudice to any other remedy, use all or a part of the Security Deposit to cure any Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within thirty (30) days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. Provided that no monetary Event of Default has occurred during the first twelve (12) months after the Commencement Date, the required Security Deposit shall be reduced to Three Hundred Seventy Five Thousand Dollars ($375,000.00) and Landlord shall credit the difference between the initial Security Deposit and the reduced Security Deposit to Rent that is due to Landlord from Tenant.

3.7.5. Notwithstanding anything to the contrary contained herein, this Lease is subject to immediate termination, in writing, by (i) Landlord in its reasonable discretion and without any liability, if Tenant fails to satisfy Tenant's obligations in Subsection 3.7.3 above at any time during the Term, when such failure remains uncured for twenty (20) days following written notice to Tenant and (ii) Landlord, in Landlord's reasonable discretion, without any liability from Landlord to Tenant, and in addition to any other legal or equitable right that Landlord may have hereunder, if Tenant fails to abide by the requirements of this Section after the commencement of Tenant's Work when such failure remains uncured for twenty (20) days following written notice to Tenant. For the avoidance of doubt, in the event that this Lease is terminated pursuant to this Section, Tenant shall be solely responsible for, and shall pay, in addition to any other obligation contained herein, any and all costs incurred by Tenant, or for which Tenant is, or may become, responsible for, in connection with this Lease or the Premises, and, in addition to Tenant's other indemnity obligations contained herein, Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties free, clear and harmless from, and against, any such amounts.

3.7.6. Pursuant to NRS 108.234, Landlord hereby informs Tenant that Tenant must comply with the requirements of NRS 108.2403 and NRS 108.2407. Tenant shall take all actions necessary including where required by Law to ensure that no liens encumbering Landlord's interest in the Premises arise as a result of Tenant's Work, which actions shall include, without limitation, the recording of a notice of posted security in the Official Records of Clark County, Nevada, in accordance with NRS 108.2403, and either (i) establish a construction disbursement account pursuant to NRS 108.2403(1)(b)(1), or (ii) furnish and record, in accordance with NRS 108.2403(1)(b)(2), a surety bond for the prime contract for Tenant's Work at the Premises that meets the requirements of NRS 108.2415. Tenant may not begin any Tenant's Work at the Premises until Tenant has delivered evidence satisfactory to Landlord that Tenant has complied with the terms of this Subsection 3.7.6. The requirements of this Subsection 3.7.6 shall be in addition to and not in lieu of the requirements set forth in the other subsections of this Section 3.7. Further, Landlord shall have the right to post and maintain any notices of non-responsibility.

SECTION 4. Rent.

4.1.       Minimum Monthly Rent; Percentage Rent.

Tenant covenants and agrees to pay to Landlord, without setoff, deduction, abatement, notice or demand except as otherwise expressly provided in this Lease, in accordance with the instructions specified in the Basic Lease Information for the payment of rent or as may otherwise be directed by Landlord from time to time, the following as rent for the Premises, commencing on the Commencement Date.

4.1.1. Minimum Annual Rent payable on the first (1st) day of each month in equal monthly installments of Minimum Monthly Rent. If the Commencement Date is other than the first day of a month, Tenant shall pay on the Commencement Date a prorated partial Minimum Monthly Rent for the period prior to the first day of the next calendar month, and thereafter Minimum Monthly Rent payments shall be made not later than the first day of each calendar month.

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4.1.2. In addition to the payment of the Minimum Monthly Rent, as hereinbefore provided, Tenant shall pay to Landlord for each Lease Year of the Term hereof, as "Percentage Rent," the amount by which an amount equal to the Percentage Rent Factor(s) (as set forth in the Basic Lease Information) multiplied by all Gross Sales (as defined in Section 4.3) exceeds the Minimum Annual Rent during such Lease Year. The Percentage Rent shall be paid in monthly installments computed on all Gross Sales during each calendar month of the Term. Such monthly installments shall be payable within fifteen (15) days after the expiration of each month of each Lease Year. In the event that the total of the monthly installments of Percentage Rent for any Lease Year does not equal the Percentage Rent computed on the total amount of Gross Sales for such Lease Year, in accordance with the formula set forth in the Basic Lease Information, then Tenant, at the time it submits the annual statement of Gross Sales required under this Lease, shall pay Landlord any deficiency, or Landlord shall credit any overpayment to the next installment of rent due from Tenant, as the case may be. In no event, however, shall the aggregate of Minimum Monthly Rent and Percentage Rent to be paid by Tenant and retained by Landlord for any Lease Year be less than the Minimum Annual Rent or exceed the Percentage Rent Cap (prorated for any portion for a Lease Year that is less than twelve (12) full calendar months).

4.2.       Miscellaneous Rent Provisions. All amounts required or provided to be paid by Tenant under this Lease other than Minimum Annual Rent and Percentage Rent shall be deemed "Additional Rent", and Minimum Annual Rent, Percentage Rent and Additional Rent shall in all events be deemed "rent" or "Rent" hereunder, and such amounts shall be due as otherwise set forth in this Lease or, where no payment date is stated, in no event later than thirty (30) days after Tenant's receipt of Landlord's invoice for any such amounts.

4.2.1. Any rent or other amounts to be paid by Tenant which are not paid by the fifth (5th) day after the date when due shall bear interest as of the first day of the month on which any sum is due and owing at the maximum rate of interest permitted in the State of Nevada, or if there is no such maximum, at a rate equal to ten percent (10%) (the "Agreed Rate"), and such default interest shall thereafter be compounded on a monthly basis. In addition to the interest that may be charged to Tenant, if any installment of rent or any other sum payable by Tenant hereunder is not received by Landlord within five (5) days after written notice that it was not paid by the date when due, a late charge of three percent (3%) of such overdue installment or other payment shall be immediately and automatically payable by Tenant to Landlord.

4.2.2. Tenant shall be responsible for and agrees to pay, before delinquency, any sales tax on rents, and any tax or assessment that may be assessed, charged or imposed by law now in effect, or which is hereafter enacted or may go into effect, in connection with the use, occupancy, possession or tenancy of the Premises for each month or portion thereof during the Term (all of the foregoing are hereinafter referred to as "Rent Taxes"). Rent Taxes shall exclude all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, business license or gross receipts taxes, federal and state income taxes or other taxes to the extent applicable to Landlord's general or net income. Tenant agrees to pay the Rent Taxes in the manner and in accordance with the requirements of applicable law, rule and regulation, as the same may be amended from time to time. In the event that the applicable taxing authority shall require (or permit and Landlord shall elect to do so) Landlord or Landlord's agent to collect any Rent Taxes for or on behalf of the applicable taxing authority then such Rent Taxes shall be paid by Tenant to Landlord or Landlord's agent monthly with the Minimum Annual Rent payments required hereunder, in accordance with the requirements of the applicable taxing authority and in no event later than monthly within fifteen (15) days' notice from Landlord to Tenant.

4.3. Gross Sales Defined; Reports.

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4.3.1. As used in this Lease, "Gross Sales" means the aggregate selling price of all products, merchandise, content, advertising, goods and services, generated, produced, sold, developed, displayed, ordered or received in, upon or from the Premises (including, but not limited to, any and all products, merchandise, food and beverage, goods or services, all forms of broadcasting of activities and content development conducted at the Premises, advertising/sponsorships activated within or displayed at the Premises or broadcasting related thereto, publishing fees relating to the Premises, merchandise featuring the name of the Premises even if sold outside the Hotel Complex ( including those that are sold through, in, or from a catalog or web site controlled by Tenant), and other sales and revenues reasonably related to the Premises or activities conducted therein) or distributed in, upon or from the Premises regardless of where or when payment is made for such products, merchandise, goods or services or where such products, merchandise, goods or services are shipped from or delivered to and stolen, lost, or diverted funds that would otherwise be included in Gross Sales and all cover charges and admission charges/revenue charged and received in connection with the Premises by Tenant, Tenant's subtenants, licensees and concessionaires, personally or from any vending or coin operated or token operated device, whether for check, cash, on credit or otherwise, excluding only the following: (i) monies and credit received by Tenant in the settlement of claims for loss of or damages to Tenant's products, merchandise or goods; (ii) an amount equal to the cash refunded or credit allowed on products, merchandise or goods returned by customers and accepted by Tenant, or the amount of cash refunded or credit allowed thereon in lieu of Tenant's acceptance thereof, but only to the extent that the sales relating to such products, merchandise or goods were made in, about or from the Premises; provided, however, that in no event shall the cost or value of any coupons, trading stamps, premiums, advertising or other promotional offers be deducted or excluded from Tenant's Gross Sales or be otherwise construed as a discount, refund, allowance or credit hereunder (any credit or refund shall reduce Gross Sales for the accounting period during which such credit or refund is made but shall not affect Gross Sales for the period in which the original sale was made); (iii) sales taxes, so called luxury or valued added taxes, Live Entertainment Taxes ("LET") or similar taxes now or hereafter imposed upon the sale of products, merchandise or goods, whether such taxes are added separately to the selling price thereof and collected from customers or paid by Tenant and included in the retail selling price; (iv) gratuities paid to employees to the extent the same are expressly designated as such and separately added to the total price charged, whether the same are collected by Tenant as a stated percentage of the Gross Sales, or which are voluntarily paid by patrons, and which are paid by Tenant to its employees directly; (v) proceeds from sale of trade fixtures after use in the Premises; (vi) proceeds from casualty insurance; (vii) reimbursements, if any, of Tenant's costs of preparing, altering or restoring improvements in the Premises; (viii) subtenant security deposits, if any; (ix) amounts paid to Tenant by subtenants or licensees, if any, in addition to base rent in reimbursement for actual increase in costs incurred on account of real estate taxes, utilities and other operating costs; (x) amounts paid to Tenant by subtenants or licensees, if any, in reimbursement for costs to provide services and electrical utilities outside of normal operating hours or over and above standard services; and (xi) accounts receivable that have been determined to be uncollectable for federal income tax purposes; provided, that there shall be no deduction for costs and expenses associated with the collection. All gross income of Tenant or any other person, firm or corporation from any operations in, at or upon the Premises, which are not specifically excluded by this Section, shall be included in Gross Sales. Gross Sales shall also include the Premises Sponsorship Share (as defined below) of an amount equal to 110% of Sponsorship Revenue (as defined below). As used in this Lease, (a) the term "Sponsorship Revenue" means payments received by Tenant or a Tenant's Affiliate from corporate sponsors in exchange for sponsorship opportunities in the Premises and in comparable facilities having a use comparable to the Permitted Use operated by Tenant or Tenant's Affiliate that contain at least 8,000 square feet of rentable area (collectively, including the Premises, the "Comparable Facilities"), and (b) the term "Premises Sponsorship Share" means a fraction, the numerator of which is one, and the denominator of which is the number of Comparable Facilities in which such corporate sponsor has sponsorship opportunities for which it pays Tenant or Tenant's Affiliate. For clarity, if the Premises is not included within the sponsorship agreement, no revenues from such agreement shall be included in Gross Sales.

4.3.2. Each sale upon installment or credit shall be treated as a sale for the full price in the month during which such sale is made, regardless of the time of when Tenant shall receive payment therefor.

4.3.3. Tenant shall furnish to Landlord within fifteen (15) days after the end of each calendar month of the Term a written statement of Gross Sales covering the preceding month, the statement to be in such form and style and contain such details and breakdown as Landlord may reasonably require from time to time upon prior notice to Tenant. Failure of Tenant to timely submit monthly reports as aforesaid shall entitle Landlord to estimate Gross Sales based upon prior Gross Sales reports (with a reconciliation upon receipt of the annual report), and Tenant shall be obligated to pay Percentage Rent, on such estimated Gross Sales. Tenant also agrees that it shall furnish to Landlord within forty-five (45) days after the expiration of each Lease Year a complete statement, certified by an independent certified public accountant or Tenant's principal financial officer showing in all reasonable detail the amount of such Gross Sales made by Tenant from the Premises during the preceding Lease Year. Tenant shall require and cause all its concessionaires, if any, to furnish statements at the times and in the form and content specified in this Subsection, relating to their operations within the Premises. All reports of Gross Sales submitted or caused to be submitted by Tenant to Landlord shall be conclusive and binding upon Tenant unless such reports are corrected within one (1) year after the date of issuance. (The term "concessionaire" as used in this Lease shall mean and include any and all concessionaires, licensees, franchisees, department operators, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the Premises).

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4.4. Intentionally Omitted.

4.5. Taxes.

4.5.1. Tenant shall pay or cause to be paid all Real Estate Taxes (as defined below) assessed or imposed upon the Premises, which become due or payable during the Term as set forth in the Basic Lease Information. Real Estate Taxes associated with the Premises are anticipated to be included within the tax assessment for the Hotel Complex. Tenant shall pay Landlord the Real Estate Taxes as reasonably and equitably determined by Landlord to be attributed to the Premises, as consistently applied to tenants of the Hotel Complex ("Tenant's Tax Share"). In making such allocation to the Premises, Landlord may take into account any reasonable factors including without limitation the relative size, use, utility, value, benefit or burden of, to or among all premises or users sharing in such Real Estate Taxes, provided that Landlord shall endeavor to make such allocation in a manner reasonably consistent among all similarly situated premises or users. Tenant's Tax Share shall initially be the percentage set forth in the Basic Lease Information with respect to the Hotel Complex. Tenant's Tax Share may be re-allocated by Landlord from time to time in a manner consistent with the foregoing provisions of this Section 4.5.1 upon not less than thirty (30) days' prior notice to Tenant. Tenant shall pay to Landlord Tenant's Tax Share of Real Estate Taxes during the Term. Landlord estimates that Tenant's initial obligation for Tenant's Tax Share of Real Estate Taxes will be in the amount set forth in the Basic Lease Information, subject to increases for Landlord's reasonable re-estimates, reassessment for initial improvements, adjustments based on actual taxes and Landlord's re-allocation rights as set forth herein. Tenant shall pay Tenant's Tax Share to Landlord in advance in monthly installments, concurrently with Minimum Monthly Rent, based upon Landlord's good faith estimate, from time to time of Real Estate Taxes. Within one hundred twenty (120) days (or a reasonable time thereafter) after the end of each Lease Year, Landlord shall deliver to Tenant a statement of Real Estate Taxes for such Lease Year and Tenant shall pay Landlord or Landlord shall credit Tenant (or, if such adjustment is at the end of the Term, pay Tenant), within thirty (30) days of receipt of such statement, the amount of any excess or deficiency in Tenant's payment of its share of Real Estate Taxes for such Lease Year. As used in this Section 4.5 the term "Real Estate Taxes" shall mean and include all taxes, public and governmental charges and assessments, including, without limitation all community assessments, betterments, sewer entrance fees and public charges (including charges or surcharges of municipal services if billed separately from other taxes), all business improvement district charges, and all extraordinary or special assessments levied, assessed or imposed at any time by any governmental authority upon or against the Hotel Complex and/or any buildings, fixtures, signs and/or improvements thereon and/or then comprising the Hotel Complex, all other taxes (excluding Landlord income taxes unless such income tax is a substitute for real estate taxes) which Landlord is or becomes obligated to pay with respect to the Hotel Complex or Common Areas (as defined in Section 5.1), and all reasonable costs, expenses and attorney's fees incurred by Landlord in contesting or negotiating with public authorities (Landlord having the sole authority to conduct such a contest or enter into such negotiations) as to any of the same, whether successful or not. In the event that any present or future enactment of the state or any political subdivision thereof or any governmental authority having jurisdiction thereover either: (a) imposes a direct or indirect tax and/or assessment of any kind or nature upon, against or with respect to any amounts payable by tenants or occupants in the Hotel Complex and Common Areas or with respect to the Landlord's ownership of the land and buildings comprising the Hotel Complex and Common Areas, either in addition to or by way of substitution for all or any part of the Real Estate Taxes levied or assessed against such land and such buildings, including, without limitation, any net profits tax or any comparable tax imposed on any portion of Landlord's revenues from the Hotel Complex and Common Areas; and/or (b) imposes a direct or indirect tax or surcharge of any kind or nature, upon, against or with respect to the parking areas or the number of parking spaces in the Hotel Center and Common Areas, then in either or both of such events, Tenant shall be obligated to pay Tenant's Tax Share thereof as provided herein. Tenant hereby acknowledges that Landlord has obtained or may obtain from the applicable taxing authorities one or more tax exemptions, credits or abatements relating to the land and/or buildings and/or improvements comprising all or a portion of the Hotel Complex and/or Common Areas. Tenant further acknowledges and agrees that, notwithstanding anything contained in this Lease to the contrary, for purposes of determining Tenant's Tax Share of Real Estate Taxes pursuant to this Section 4.5.1, Landlord may elect to include in the total amount of Real Estate Taxes an amount equal to the Real Estate Taxes which would have been payable by Landlord in the absence of any such tax exemption, credit or abatement (herein referred to as the "exemption amount"), and Tenant's proportionate share of such Real Estate Taxes shall be deemed to include its proportionate share of such exemption amount. Real Estate Taxes shall exclude all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, business license or gross receipts taxes, federal and state income taxes or other taxes to the extent applicable to Landlord's general or net income.

4.5.2. Tenant shall pay all taxes and other assessments or fees charged against trade fixtures, utility installations, furnishings, equipment or any other personal property located within the Premises, or, if applicable elsewhere within the Hotel Complex. Tenant shall use its best efforts to have its personal property taxed separately from the remainder of the Hotel Complex. If any of Tenant's personal property is taxed within the Hotel Complex, Tenant shall pay Landlord the taxes for such personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

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4.5.3. Tenant's equitable share (as reasonably determined by Landlord) of any governmental tax or charge (other than income tax), levied, assessed, or imposed on account of the payment by Tenant or receipt by Landlord, or based in whole or in part upon, the rents in this Lease shall be paid by Tenant.

4.5.4. Tenant agrees that it will collect any applicable LET associated with, or related to, an admission charge to enter the Premises (which includes, without limitation, cover charges, minimum purchases or any other fee required to be paid) and will pay the same to the Nevada Gaming Control Board ("the NGCB") (or other applicable Nevada taxing authority), as applicable, on a timely basis before due and provide Landlord with proof thereof at the time the LET is paid or, in the event the LET is collected by Tenant but Tenant is not permitted to pay the same directly to the NGCB, Tenant shall remit the LET due to Landlord no later than the tenth (10th) day of the month following the month in which the taxable sales occurred (or such earlier date as may be necessary to allow Landlord to timely emergency) attempt to provide Tenant with prior notice of each such closure. So long as no Adverse Condition is created, Landlord and Landlord's Affiliates shall have the right at any and all times to utilize portions of Common Areas for promotions, exhibits, entertainments, product and other shows, displays, the leasing of kiosks or food facilities, or such other uses as they may determine from time to time.

4.6. Intentionally Omitted.

SECTION 5. Common Areas; Parking.

5.1. Common Areas. All parking areas, access roads and facilities furnished, made available or maintained by Landlord or Landlord's Affiliates in or near the Hotel Complex, including employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, multi-story parking facilities, package pickup stations, elevators, escalators, pedestrian sidewalks, courts and ramps, landscaped areas, retaining walls, stairways, lighting facilities, sanitary systems, utility lines, water filtration and treatment facilities, those areas within and adjacent to the Hotel Complex for ingress and egress to and from the Hotel Complex, which from time to time may be provided by Landlord or others for the convenience, use or benefit of the tenants of the Hotel Complex, Landlord, the occupants and visitors to the Hotel Complex and their respective concessionaires, agents, employees, customers, invitees and licensees, those areas, if any, upon which temporary or permanent off-site utility systems or parking facilities serving the Hotel Complex, may from time to time be located and other areas and improvements provided by Landlord or Landlord's Affiliates for the general use in common of tenants and their customers in the Hotel Complex (all herein called "Common Areas") shall at all times be subject to the exclusive control and management of Landlord or Landlord's Affiliates, and Landlord and Landlord's Affiliates shall have the right, from time to time, to establish, modify and enforce reasonable rules, regulations and requirements with respect to all Common Areas. Tenant agrees to comply with, and to cause Tenant's employees and contractors and Tenant's customers and invitees (while in the premises or otherwise within Tenant's control) to comply with, all rules, regulations and requirements set forth by Landlord or Landlord's Affiliates, and all amendments thereto, regardless of whether such rules, regulations and requirements relate to the Common Areas, Premises or Hotel Complex. Landlord agrees to apply all such rules, regulations and requirements on a reasonably consistent basis and in good faith (but may modify rules, regulations and requirements for certain tenants or occupants as Landlord deems appropriate).

5.2. Common Area Changes. So long as no Adverse Condition is created, Landlord andLandlord's Affiliates shall have the right from time to time to: change or modify and add to or subtract from the sizes, locations, shapes and arrangements of parking areas, entrances, exits, parking aisle alignments and other Common Areas; designate parking areas for Landlord, Landlord's Affiliates and their employees and tenants, and/or limit the total number of such employee spaces; restrict parking by Tenant and Tenant's employees to designated areas; construct surface, sub-surface or elevated parking areas and facilities; establish and from time to time change the level or grade of parking surfaces; limit such access as may, from time to time, be available to the Hotel Complex; and do and perform such other acts in and to said Common Areas as Landlord, and/or Landlord's Affiliates may determine from time to time. So long as no Adverse Condition is created, Landlord or Landlord's Affiliates may at any time close temporarily any Common Areas to make repairs or changes, prevent the acquisition of public rights therein, discourage non-customer parking, or for other reasonable purposes, and Landlord shall in all such cases (except in the event of an

5.3.       Parking. In the event that Landlord determines, in Landlord's reasonable discretion, to provide parking or transportation facilities for the Hotel Complex, Landlord may charge a fee to users thereof. Tenant shall cause its concessionaires, employees and agents to park in the area(s) designated by Landlord for employee parking and shall pay Landlord, upon demand, Twenty Dollars ($20.00), or such other amount as is determined by Landlord from time to time in its reasonable discretion, for each day on which a car of Tenant, a concessionaire, employee or agent of Tenant is parked outside such area(s). In addition, Tenant also agrees that Landlord may cause any such car to be towed from such undesignated area and in such event, Tenant shall reimburse Landlord for the cost thereof upon demand, and otherwise indemnify and hold Landlord Parties harmless with respect thereto. If requested by Landlord, Tenant shall furnish Landlord license numbers and descriptions of cars used by Tenant and Tenant's concessionaires, employees and agents.

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5.4.       Use of Common Areas. Subject to the terms and conditions contained herein, Tenant and Tenant's business invitees, employees and customers shall have the non-exclusive right, in common with Landlord, and all others to whom Landlord and Landlord's Affiliates have granted or may hereafter grant rights, to use the Common Areas for ingress, egress and parking subject to such reasonable regulations as Landlord Landlord's Affiliates or such other person may from time to time impose and the rights of Landlord and Landlord's Affiliates set forth above. Tenant shall not interfere with Landlord's, Landlord's Affiliates' or other permitted users' rights to use any part of the Common Areas.

SECTION 6. Maintenance of Common Areas and Common Area Maintenance Expenses.

6.1       Common Area Maintenance. Landlord shall operate, manage, maintain and repair, or cause to be operated, managed, maintained or repaired, the Common Areas of the Hotel Complex including, but not limited to, all parking facilities in first-class condition and operating order.

6.2       Common Area Maintenance Expenses. Common Area Maintenance Charges shall represent Tenant's share of the costs incurred by Landlord in owning, operating, administering, repairing, replacing, improving, insuring and maintaining the Common Areas (collectively, "Common Area Maintenance Expenses"). Tenant shall pay the amount of Common Area Maintenance Charges specified in the Basic Lease Information, in advance in monthly installments, concurrently with Minimum Monthly Rent.

SECTION 7. Utilities and Services

7.1.       Utilities. Tenant shall not install any equipment at the Premises or the Hotel Complex which can exceed the capacity of any utility facilities currently serving, or intended or available to serve, the Premises and if any equipment installed by Tenant, or if Tenant's utility demands for the Premises, require additional utility facilities and/or the relocation or resizing of the existing facilities, the same shall be installed, relocated or resized, as applicable, at Tenant's sole cost and expense and in compliance with all code requirements and plans and specifications which must be approved of in advance and in writing by Landlord (which approval shall not be unreasonably withheld or delayed). Except as may be expressly provided otherwise in Section 7.2 of this Lease, Tenant shall be solely responsible for and promptly pay all charges for the installation of separate meters and the connection and use of sewer, water, gas, electricity, telephone, television, interne, telecommunications and all other utility services relative to the Premises. In the event public utility meters are not available for the Premises, upon request of Landlord, Tenant shall be responsible for cost and expense of installing a private meters. Tenant agrees to directly and promptly, but in any event before the due date, pay the utilities providing the sewer, gas, electricity, water, telecommunications, intenet and other utilities for such services. In the event that separate meters arec not installed for the Premises and/or Tenant receives services from a central plant or system owned or controlled by Landlord or Landlord's Affiliates, Landlord shall reasonably allocate the cost of such unmetered services to the Premises based upon an allocation basis reasonably determined by Landlord, and Tenant shall promptly reimburse Landlord for such allocated costs for each month of the Term within fifteen (15) days after demand from Landlord. Landlord may make additional services including, but not limited to, pest control, security and cleaning available to the Premises and, in such event, Tenant shall utilize such services, at Tenant's sole cost and expense.

7.2. HVAC of Premises. Landlord shall reasonably allocate the cost of such heating and air conditioning to the Premises based upon an allocation basis reasonably determined by Landlord. Landlord may require that Tenant installing a metering system from which Tenant's usage may be determined. Tenant shall promptly reimburse Landlord for such costs for each month of the Term within fifteen (15) days after demand from Landlord. If sufficient heating and/or air conditioning capacity does not currently exist for the Premises to provide sufficient heating and/or air conditioning for the Premises based upon Tenant's use thereof, any additional facilities and/or the relocation or resizing of existing facilities required to provide sufficient heating and/or air conditioning for the Premises shall be installed, relocated or resized, as applicable, at Tenant's sole cost and expense and in compliance with all code requirements and plans and specifications which must be approved of in advance and in writing by Landlord (which approval shall not be unreasonably withheld or delayed). Tenant acknowledges that because of the nature of the Premises, Tenant might not have access to the controls for heating and air conditioning at the Premises and Tenant shall not attempt to make any changes to such controls located outside the Premises.

7.3. Enforcement and Termination. Without limiting Section 23.40, Landlord shall not be liable to Tenant in damages or otherwise if any utilities or services, whether or not furnished by Landlord hereunder, are interrupted or terminated because of repair, installation of improvements, or any cause other than due to Landlord's gross negligence, nor shall any such termination relieve Tenant of any of Tenant's obligations under this Lease. Tenant shall operate the Premises in such a way as shall not waste fuel, energy or natural resources.

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7.4. Tenant Operations. Tenant shall use reasonable efforts to operate the Premises in such a way as shall not waste fuel, energy or natural resources and in a manner that is consistent with any LEED Certification that Landlord may have achieved or seeks to obtain with respect to the Hotel Complex or Premises.

SECTION 8. Conduct of Business by Tenant.

8.1. Use of Premises; Merchandise; Trade Marks.

8.1.1. The Premises shall be occupied and used by Tenant solely for the Permitted Use set forth in the Basic Lease Information, and for no other purpose, and under the Trade Name set forth in the Basic Lease Information. Tenant's method of conducting Tenant's business in the Premises shall at all times be in keeping with and not inconsistent with or detrimental to the operation by Landlord of an exclusive, first class resort/casino/entertainment facility. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose or purposes whatsoever, without Landlord's prior written consent, which consent Landlord may withhold in Landlord's sole and absolute discretion.

8.1.2. Landlord reserves the right to disapprove any item of merchandise or goods which it reasonably deems to be inappropriate or offensive and Tenant shall remove such item from the Premises upon Landlord's written notice. All merchandise and goods to be offered from the Premises shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed. Tenant shall ensure that all merchandise is authentic and does not violate the copyright, trademark or patent rights of a third party. Notwithstanding the foregoing, it shall be reasonable for Landlord to not approve any items that, if offered by Tenant, would violate any other lease or other Landlord contractual arrangement. In addition, Tenant may not, without the prior written consent of Landlord, which consent Landlord may withhold in Landlord's sole and absolute discretion, offer for sale, or sell, from or at the Premises any merchandise, goods, or other items which (i) contain logos similar or related to the MGM Resorts International or the Hotel Complex, (ii) are merchandise themes related to (A) MGM Resorts International or the Hotel Complex or (B) entertainment being held at the Hotel Complex or other Hotel Complex special events during the dates the entertainer or special event is occurring, or (iii) contain the Hotel Name (as defined in the Basic Lease Information) other than as part of the Trade Name.

8.1.3. At Landlord's request, Tenant shall reasonably cooperate with Landlord in offering Hotel Complex guests and Landlord's customer loyalty club members reasonable discounts on Tenant's goods and/or services.

8.1.4. From and after the Effective Date and throughout the Term, Tenant hereby grants to Landlord and Landlord's Affiliates a non-exclusive license to use the Trade Name and Marks and such other name(s) and Marks of Tenant's operation located at the Premises and/or any related marks (as each may be updated by Tenant from time to time) in connection with Landlord's and Landlord's Affiliates promotion and/or advertising of the esports arena and experience center in the Premises, including those listed on Exhibit I (the "Tenant IP"). Landlord's and Landlord's Affiliates shall not use the Tenant IP for any other purpose without Tenant's prior written consent, which shall not be unreasonably withheld. Use of the Tenant IP shall comply with Tenant's guidelines, as the same may exist from time to time. Tenant hereby represents and warrants to Landlord that Tenant has, and Tenant hereby covenants and agrees to at all times maintain, the right to use the Trade Name and Marks, and all related rights, for Tenant's operation at the Premises. Tenant shall indemnify, defend and hold harmless Landlord and the Landlord Parties against any all liability associated with Landlord's or Landlord's Affiliates' use of Tenant's Marks in compliance with this Section. Landlord hereby acknowledges and agrees that Landlord shall not acquire any right, title, and interest in, or to, the Tenant IP except the right of use in compliance with this Lease. Landlord shall not attempt to register the Tenant IP or any confusingly similar marks in any jurisdiction during the Term or within three (3) years thereafter or such longer period of time that coincides with Tenant 's trademark registration in any jurisdiction for the Tenant IP shall be effective. Landlord shall not dispute or otherwise contest, directly or indirectly, the validity of the Tenant IP or any of Tenant's registrations in connection therewith or Tenant's exclusive right, title and interest in, or to, the Tenant IP, or aid or assist any third party in so doing.

8.1.5. No public or private auction or any fire, "going out of business," bankruptcy, bulk sales, or similar sales or auctions shall be conducted in or from the Premises. The Premises shall not be used except in a dignified and ethical manner consistent with the general high standards of the Hotel Complex and not in a scandalous, disreputable or immoral manner or in violation of any Laws. Further, Tenant shall not conduct business in an obscene, lewd or pornographic manner; in any manner that would bring disrepute to Landlord; or in violation of NRS 598.0915 or Clark County Code Chapter 8.04 or 8.20.

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8.2.       Prompt Occupancy and Use. After initially opening for business in the Premises, Tenant shall thereafter continuously operate and conduct the business permitted under Section 8.1 hereof on such days, and during such hours, as are required in Section 8.3 of this Lease with a full staff and full stock of products, merchandise and goods, using only such minor portions of the Premises for storage and office purposes as are reasonably required. The parties agree that Landlord has relied upon Tenant's occupancy and operation in accordance with the foregoing provisions. Because of the difficulty or impossibility of determining Landlord's damages which would result from Tenant's violation of such provisions including, but not limited to, damages from loss of Percentage Rent from Tenant and other tenants, and diminished salability, leaseability, mortgageability or economic value of the Hotel Complex, Landlord shall be entitled to liquidated damages in the event Landlord elects to pursue such remedy. Therefore, as liquidated damages, for any day that Tenant does not fully comply with the provisions of this Section 8.2 and Section 8.3, which failure is not cured by the expiration of the Go-Dark Cure Period (as defined below), the Minimum Monthly Rent, prorated on a daily basis, for each such day shall be increased by one hundred percent (100%), such increased sum representing the damages, which the parties agree Landlord will suffer by Tenant's noncompliance. As used in this Section 8.2, the term "Go-Dark Cure Period" shall mean five days: provided that after the first time during the Term that Tenant fails to conduct business in the Premises as provided above for more than four consecutive days, the Go-Dark Cure Period shall thereafter be reduced to two days for the remainder of the Term.

8.3. Hours of Operation.

8.3.1. During each day of the Term that the Hotel Complex is open for business, the Premises shall be open to the general public and continuously operate for at least the Minimum Hours of Operation as set forth in the Basic Lease Information. Any reduction or extension of the Minimum Hours of Operation shall require Landlord's prior written consent. Tenant shall provide Landlord with a list of all events that are planned to be held at the Premises on a monthly basis on or before fifteen (15) days prior to the beginning of each month; provided that in the event Tenant schedules additional events after such list is provided to Landlord, Tenant shall endeavor to provide Landlord with notice of such additional events as soon as possible after they are scheduled. Tenant shall not be obligated to provide Landlord with notice of any event during which at least 40% of the Premises will be the open to the general public. Landlord informs Tenant that private events may not include access to or use of the Sports Booth and that the Sports Booth may need to be closed during private events.

8.3.2. Notwithstanding the provisions of Section 8.3.1, if Tenant is required to close for business to make required repairs or Landlord-permitted alterations or alterations required by this Lease or due to Force Majeure Events, including without limitation casualty, then Landlord shall permit Tenant to do so provided Tenant shall use all of its reasonable efforts to commence any and all such work so as to minimize any closure and if Tenant determines that it is required to close in connection with the performance of any work, then it may do so only with the prior written consent of Landlord, which consent shall not be unreasonably withheld. Except in cases of emergency repairs or Force Majeure Events, Tenant shall provide Landlord with not less than five (5) days prior notice of Tenant's intention to so close and such reasons therefor.

8.4. Operational Covenants by Tenant; Compliance with Law; No Exclusive Rights.

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8.4.1. Tenant covenants and agrees that it shall: allowing queuing, or place or maintain any merchandise, goods, vending machines or other articles in any vestibule or entry to the Premises or outside the Premises; not permit any gaming or gaming devices that are regulated by Gaming Authorities in the Premises; store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the Premises, and remove the same frequently and regularly and, if directed by Landlord, by such means and methods and at such times and intervals as are designated by Landlord, all at Tenant's sole cost and expense; keep all mechanical equipment free of vibration and noise and in good working order and condition; not commit or permit waste or a nuisance upon the Premises; not permit or cause odors to emanate or escape from the Premises; not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefor, nor permit any use of vehicles which will interfere with the use of any Common Areas; comply with all Laws with Governmental Authorities and the reasonable recommendations of those with authority over insurance rates, with respect to the use or occupancy of the Premises, and including but not limited to the Occupational Safety and Health Act and the ADA; use commercially reasonable efforts to staff a Diverse Workforce at the Premises; light the exterior of the Premises and all signs during all hours of the day and night; not permit any noxious, toxic or corrosive fuel or gas, dust, dirt or fly ash on the Premises; and not place a load on any floor in the Hotel Complex which exceeds the floor load per square foot which such floor was designed or constructed to carry. Tenant may not store, use or operate any equipment at the Hotel Complex which interferes with the operation of any other equipment at the Hotel Complex by Landlord or any other tenant, licensee, contractor or subcontractor. Tenant and Tenant's authorized representatives shall not pay any gratuity, commission or other form of compensation of any sort to any of Landlord's or Landlord's Affiliates personnel without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Tenant shall not discriminate in the conduct or operation of its business in the Hotel Complex against any person or group of persons because of the race, creed, color, sex, sexual orientation, age, national origin or ancestry of such person or group of persons. Tenant and Tenant's employees and/or agents shall not solicit business in the parking areas or other Common Areas, or any part of the Hotel Complex other than in the Premises, nor shall Tenant distribute any handbills or other advertising matter in the parking area, other Common Areas, or any part of the Hotel Complex other than in the Premises. Tenant shall not give samples or approach customers outside the Premises for purposes of soliciting sales. Moreover, and generally, Tenant shall not give away any promotional items which could create a nuisance or require Landlord to incur additional Common Area Expenses. Tenant shall not sell or display any paraphernalia used in the preparation or consumption of controlled substances. In the event Landlord has approved Tenant's remaining open for business before or after Operational Hours, then such approval shall be conditioned upon Tenant's paying for all additional costs incurred by Landlord as a result thereof. Tenant shall not permit any odors or material noise in the Premises to travel into other leased or occupied space or within the Common Areas if same is reasonably objectionable to Landlord or Hotel Complex customers. Tenant shall use commercially reasonable efforts to not allow customers to consume any marijuana or cannabis products at the Premises. Tenant shall ensure that Tenant's employees do not smoke or congregate within the Common Areas. Tenant shall ensure that its employees shall only use restroom facilities located within the Premises and shall not use the Common Area restroom facilities for any purpose unless there are no restroom facilities located within the Premises. Tenant shall not use the areas adjacent to the Premises for business purposes. Tenant shall not store anything in service or exit corridors. Tenant agrees that all receiving and delivery of goods and merchandise, and all removal of merchandise, supplies, equipment, trash and garbage, and all storage of trash and garbage, shall be made only by way of or in the areas provided therefor by Landlord. Tenant shall not use or permit the use of any portion of the Premises as sleeping quarters, lodging rooms, or for any unlawful purposes. Notwithstanding the foregoing, nothing in this Lease shall be construed as requiring Tenant to be responsible for any legal requirements applicable to the structural portions of the Premises, any restrooms outside of the Premises (other than restrooms constructed by or at the special request of Tenant) or the mechanical, electrical, plumbing or HVAC systems that serve portions of the building outside the Premises, unless the failure to comply with any such legal requirements is caused by Tenant. Tenant shall not install any radio or television or other similar device exterior to the Premises and shall not erect any aerial on the roof or exterior walls of any building within the Hotel Complex.

8.4.2. Except as set forth in No. 21 of the Basic Lease Information, this Lease does not grant any exclusive use rights with respect to the Hotel Complex or with respect to any products, merchandise, goods or services currently or in the future sold at or from the Premises. Except as set forth in No. 21 of the Basic Lease Information, Tenant acknowledges that Landlord has or will enter into other leases within the 'Hotel Complex and that the products, merchandise, goods and/or services offered or sold hereunder may, during the Term, create a conflict with the products, merchandise, goods and/or services offered or sold by such other tenants. In the event of a controversy between Tenant and Landlord or Tenant and the tenant or operator of any other business in the Hotel Complex, relating to the type or selling price of products, merchandise, goods and/or services to be sold in, or from, the Premises, Landlord shall have the right to resolve such controversy including the right to direct Tenant to limit the types of products, merchandise, goods and/or services offered or sold by Tenant, so long as Landlord exercises reasonable discretion, and such decision does not materially interfere with Tenant's Permitted Use. Notwithstanding anything to the contrary in this Section 8.4.2, Landlord will not grant during the Term, any exclusive rights that would prohibit Tenant offering the following types of merchandise: T-shirts, hats, computers, handheld gaming consoles, gaming gear, or electronic equipment related to computers and/or video games. A list of exclusive rights granted to other tenants of the Hotel Complex as of the Effective Date is attached to this Lease as Exhibit J. Upon written request of Tenant, Landlord shall provide Tenant with any updates to the list of exclusives granted to the other tenants of the Hotel Complex after the execution of this Lease. For clarity, nothing in this Section 8.4.2 authorizes Landlord to grant any exclusives (other than to Tenant) for the Competitive Use.

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8.5.       Sponsorships. Tenant acknowledges and agrees that Landlord and Landlord's Affiliates have entered into, or in the future may enter into agreements setting forth certain obligations to third parties (such as their vendors or suppliers) that require Landlord to endorse and otherwise distribute such third parties' products and services ("Promotional Partners"), as may be on an exclusive basis, at certain of Landlord's locations, including but not limited to the Premises. The obligations to these Promotional Partners may include restrictions or limitations on the advertising, promotion or display of items that appear on or within areas owned, managed or controlled by Landlord (including use of the Premises). Therefore, Tenant agrees to fully cooperate with Landlord in complying with any of Landlord's obligations to its Promotional Partners, subject to the terms and conditions of this Section 8.5. If requested by Landlord or by its Promotional Partners, Tenant agrees to: (i) offer for sale, display or promote the Promotional Partner's products or services; and/or (ii) remove or limit the display, sale or promotion of Tenant's or other third party's advertising, products or service offerings. Tenant shall not be obligated to comply with any requests of Landlord concerning future Landlord's Promotional Partners if such request would cause Tenant to be in violation of an exclusive relationship of Tenant or other agreement with any of Tenant's Promotional Partners that is in existence at the time of Landlord's request. Tenant hereby represents, warrants and covenants to comply with all of the foregoing from and after the Effective Date and throughout the Term and that the current Tenant's Promotional Partners as of the Effective Date are as set forth in the Basic Lease Information. Without limiting the foregoing, Tenant agrees to comply with any exclusive product and marketing agreements with the current Landlord's Promotional Partners as of the Effective Date as set forth in the Basic Lease Information. Tenant shall not enter into any agreement with or otherwise permit any sponsors who advertise or have naming rights within the Premises including but not limited to all venue sponsors as well as event sponsors for terms in excess of sixty (60) days (each, a "Tenant Long Term Sponsor") without first obtaining Landlord's prior, written consent, which shall not be unreasonably withheld. If Landlord does not approve or disapprove a Tenant Long Term Sponsor within ten (10) business days of a written request for approval from Tenant, Landlord shall be entitled to receive a second notice stating, in all capital letters and in bold type, that failure to respond to the request will result in a deemed approval of the Tenant Long Term Sponsor, and Landlord shall have an additional five (5) business days to respond to the notice, if Landlord fails to respond to the second notice, Landlord will be deemed to have approved that Tenant Long Term Sponsor. Any sponsors who advertise or have naming rights within the Premises including but not limited to all venue sponsors as well as event sponsors for terms of sixty (60) days or less are referred to herein as "Tenant Short Term Sponsors." Tenant shall provide Landlord with a five (5) business day written notice prior to entering into any agreement with a Tenant Short Term Sponsor, and such Tenant Short Term Sponsor shall be deemed approved unless Landlord object to such Tenant Short Term Sponsor within such five (5) day period. Landlord and Tenant shall at all times comply with the Sponsorship Guidelines attached to this Lease as Exhibit K. Landlord agrees not to enter into any agreement with any Landlord's Promotional Partner or any other tenant or occupant of the Hotel Complex that includes covenants or restrictions (including without limitation any exclusive rights) that would limit the rights known to Landlord of any Tenant's Promotional Partner (including without limitation any Tenant Long Term Sponsor or any Tenant Short Term Sponsor) of which Landlord approved or has been deemed approved prior to entering into the agreement with such Landlord's Promotional Partner or other tenant or occupant. Landlord and Tenant shall work together in good faith to resolve any conflict between Tenant's and Landlord's Promotional Partners. Tenant shall not allow or permit any advertising or sponsorships at the Premises or on any advertising featuring the Premises by businesses which are affiliated with any casino or are regulated by any Gaming Authority or whose business competes with venues that operate at the Hotel.

8.6. Vending Machines. Tenant shall not, without Landlord's prior written approval, operate or permit to be operated on the Premises any coin or token operated vending machines or similar device for the sale or leasing to the public of any goods, wares, merchandise, food, beverages, and/or service including, without limitation, pay telephones, pay lockers, pay toilets, scales and amusement devices.

8.7. Security; Pyrotechnics.

8.7.1. Tenant, as requested from time to time, shall provide Landlord with a copy of its security manual and procedures for Landlord's review, comment and approval, exercising reasonable discretion. Tenant acknowledges that Landlord's or Landlord's Affiliates security department and security officers ("Landlord's Security Department") are not responsible for providing security services in the Premises and that all such responsibility is the obligation of Tenant. In no event shall Landlord or Landlord's Affiliates be liable to Tenant or any third-party for Landlord's Security Department's failure to respond to a request for aid or assistance by Tenant. Notwithstanding the foregoing, or anything to the contrary contained herein, Landlord's Security Department and other Landlord management, NGCB agents and Nevada Gaming Commission personnel, any other federal and state agents and personnel, including law enforcement personnel, and Clark County Business License agents, including law enforcement and fire department personnel, shall at all times hereunder, upon showing valid identification, be provided immediate and unimpeded access to the Premises and may not at any time ever be barred or delayed from entering the Premises.

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8.7.2. Tenant shall promptly notify Landlord, by calling Landlord's Security Department dispatch, in the event that (i) a physical altercation has taken place in, or in connection with, the Premises, (ii) Tenant has called for the police, fire department and/or emergency medical technicians/paramedics to respond to the Premises, or (iii) Tenant is preparing to eject someone from the Premises (regardless of the reason). In the event of an ejection pursuant to Subsection (iii) above, Tenant shall notify Landlord's Security Department dispatch of such ejection a sufficient time before such ejection takes place (or if not reasonably possible, immediately upon such ejection) to allow Landlord's Security Department to promptly respond and be present near the entrance of the Premises when such person is ejected. Physical interaction between Tenant's employees and patrons of the Premises is permitted only in the event of threat of bodily harm to Tenant's employees or guests and, even in those situations, only through reasonable self-defense actions. In all other cases, Tenant's employees shall adhere to a written "hands off" policy. Allegations of physical violence by Tenant employees must be immediately reported to Landlord, and Tenant shall keep Landlord's Security Department informed of Tenant's investigation and action in each such case. Tenant acknowledges and agrees that notwithstanding anything contained in this Lease to the contrary, and notwithstanding the presence of Landlord's Security Department, or any other agents, employees or contractors of Landlord, neither Landlord nor Landlord's Security Department shall have any obligation to provide any security services to Tenant, or to Tenant's agents, employees, contractors or invitees or to any third party, or to perform any act, nor to prevent any act from occurring in connection with any physical altercation, trespass, ejection or otherwise occurring in or around the Premises.

8.7.3.       Tenant hereby further covenants and agrees at all times from and after the Effective Date and during the Term to fully "document" each "Incident," both as defined herein, occurring in, or in connection with, the Premises. For purposes of this Lease, the term "Incident" means any injury, illness, accident, altercation, fight, trespass, arrest or detention of, or alleged by, any person in, or in connection with, the Premises. In the event of an Incident, Tenant shall, to the extent any persons involved with, or witnessing, such Incident, cooperate, fully document the Incident. For purposes of this Lease, the term "document" shall mean to complete and retain, promptly following an Incident, thorough and accurate Incident reports and witness statements (both of Tenant's employee's and Tenant's patrons) and recordings in whatever format including, but not limited to, video tapes, CD ROM and DVD, if applicable, of the Incident (collectively the "Documentation"). Tenant shall (i) within two (2) days of each Incident, notify Landlord's Security Department in writing of such Incident and (ii) upon request from Landlord's Security Department, forthwith deliver to Landlord's Security Department a full and complete copy of all Documentation for an Incident. Tenant further agrees to cooperate with Landlord's Risk Management Department with regard to any Incident occurring in, or in connection with, the Premises and to provide any document to Landlord's Risk Management Department upon request.

8.7.4. Tenant shall, at all times during the Term, maintain cameras (that are at all times being recorded) at all of the Premises' entrances and exits and maintain such recordings in a commercially reasonable manner for no less than thirty (30) days. Tenant agrees to preserve and/or provide access to the recordings upon request by the Landlord's Security Department and other Landlord management, NGCB agents and Nevada Gaming Commission personnel, any other federal and state agents and personnel, including law enforcement personnel, and Clark County Business License agents and fire department personnel.

8.7.5. Neither Tenant, nor any other person or entity, may incorporate or in any way use pyrotechnics, open flames or MYLAR material of any kind including, but not limited to, MYLAR confetti or balloons, in, on or at the Premises without first (i) obtaining Landlord's prior written consent given in its sole and absolute discretion, taking into account Landlord's and Landlord's Affiliates usual and ordinary business and safety concerns, (ii) obtaining all necessary and applicable permits from the Clark County Fire Department and any other Governmental Authority having jurisdiction over Landlord, Tenant and/or the Premises, and (iii) obtaining any additional insurance coverage or policies as required by Landlord. Without limiting the foregoing, any such approved and permitted pyrotechnics or open flames must also be in accordance, in all respects, with the National Fire Protection Association Code and must not in any way be modified or changed without again complying with Subsections (i) and (ii) above.

8.7.6. Tenant acknowledges and agrees that the manner and means of storage and removal of waste from the Premises is of critical importance to Landlord and unless strictly adhered to by Tenant, could negatively impact the image of and operations within the Hotel Complex and benefits granted to Landlord. Landlord, in its sole and absolute discretion, may from time to time: (i) establish and designate a waste disposal contractor to dispose of waste from the Premises, and/or (ii) establish and designate a waste recycling company to remove for recycling certain types of waste from the Premises, and/or (iii) require Tenant to store and sort waste in a particular manner, and/or (iv) require Tenant to deliver waste to a particular location designated by Landlord in a particular manner. Tenant, at Tenant's expense, shall at all times keep the Premises (including the service areas of the Hotel Complex used by Tenant in connection with Tenant's operations at the Premises, display windows and signs) orderly, neat, safe, clean and free from rubbish and dirt, and vermin, and shall store all trash, garbage and other solid waste within the Premises.

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8.7.7. Tenant shall establish an emergency response and evacuation plan and provide a copy of such plan to Landlord's Security Department.

8.8.       Customer and Guest Relations.

8.8.1. Tenant acknowledges that the Hotel Complex is of the caliber of a first class resort/casino/entertainment facility and that the maintenance of Landlord's and the Hotel Complex's reputation and the goodwill of all of Landlord's guests and invitees is absolutely essential to Landlord and that any impairment thereof whatsoever will cause great damage to Landlord. Tenant therefore covenants that it shall operate the Premises in accordance with the highest standards of honesty, integrity, quality and courtesy so as to maintain and enhance the reputation and goodwill of Landlord and the Hotel Complex. Tenant shall continuously monitor the performance of each of Tenant's employees at the Premises to insure that such standards are consistently maintained. The continued failure of Tenant to maintain such standards and/or respond reasonably to customer/guest complaints in a timely, courteous and professional manner which in the opinion of a reasonable person would have a material effect in lessening the reputation of the Hotel Complex shall be deemed an Event of Default.

8.8.2. Landlord may allow, and in such event, Tenant shall permit guests of the properties operated by Landlord and/or Landlord's Affiliates (collectively, "MGM Resorts Group") to charge purchases from Tenant to their room or customer loyalty account through Tenant's point of sale system. As of the Commencement Date, Tenant shall be required, at Tenant's sole cost and expense, to install and use the point of sale system currently known as the Infogenesis POS System at the Premises, or such other point of sale system as is utilized by Landlord at the Hotel Complex from time to time. In the event Tenant desires to utilize a different point of sale system, Tenant shall notify Landlord and coordinate with Landlord's Information Technology Group to ensure that such point of sale system can effectively interface with the point of sale system utilized by Landlord, with any costs of such integration to be at Tenant's sole cost and expense. Tenant shall be solely responsible for ascertaining that any persons purporting to be guests of the MGM Resorts Group are in fact guests. Landlord shall use reasonable efforts to collect any charges by Tenant's customers to their hotel rooms or loyalty accounts but shall not be responsible for any uncollected or uncollectible charges. Tenant agrees to comply with all rules and regulations, which Landlord may, in Landlord's reasonable discretion, adopt from time to time to facilitate charges to rooms and/or to minimize uncollected charges. Landlord shall cause to be prepared and delivered to Tenant a monthly accounting of all charges to MGM Resorts Group guest accounts by Tenant's customers and concurrently therewith shall deliver to Tenant any sums collected with respect to such charges less fees assessed by credit and debit card companies for any payment made using a credit or debit card. In the event that any MGM Resorts Group guest pays any portion of his/her bill but refuses to pay any charges of Tenant, Tenant agrees separately to bill such guest and to pursue collection independent of Landlord. In the event Tenant determines that collection efforts are necessary to collect an unpaid bill by one of Tenant's customers, Tenant shall inform Landlord in writing of the identity of such customer at least five (5) days prior to the commencement of any collection efforts.

8.83. Tenant shall permit customers and guests to use gift card(s) branded by Landlord and/or Landlord's Affiliates as payment for purchases from Tenant through Tenant's standard credit/debit card processors at its point of sale terminals, or through such other system as reasonably requested by Landlord. Tenant shall be reimbursed for gift card purchases at 100% of the face value in accordance with Landlord's standard practices. Any service fees charged by the merchant banker or other servicer shall be the expense of Tenant.

8.8.4. In the event a dispute shall arise between Tenant and any of Tenant's customers concerning the acceptability of Tenant's products, merchandise, goods and/or services which results in a customer demanding a refund from Landlord, Landlord may in good faith and in the exercise of a reasonable business judgment make such refund or rebate to avoid embarrassment to the MGM Resort Group and to retain the goodwill of such customers. In such case, Tenant shall reimburse Landlord in the amount of such refund or rebate. In the event that Tenant maintains a "No Refund" policy or a "No Return - Exchanges Only" policy, Tenant shall post a sign at each register to inform customers of such policy.

8.9.       Credit Card Transactions; Currency. Notwithstanding anything in this Lease to the contrary: (i) to the extent required by Landlord, Tenant has, or shall have or otherwise shall acquire its own merchant identification numbers and merchant accounts (separate from Landlord or Landlord's Affiliates) with applicable credit card and payment card companies; (ii) Tenant shall fully comply with any and all applicable Payment Cards Industry ("PCI") data security standards including any merchant regulations; and (iii) Tenant shall fully cooperate with Landlord such that Landlord shall not be deemed a service provider or a hosting provider as generally understood under PCI standards. Tenant agrees to comply with all Federal Law requirements concerning the issuance of credit card receipts and debit card transactions under the Fair and Accurate Credit Transactions Act, including but not limited to 15 U.S.C. Section 1681(c)(g)(1). In no event shall Landlord be required to grant Tenant rights to use Landlord's credit or debit card processing systems or equipment, as Tenant shall be solely responsible for its own credit card and debit card processing. Tenant shall conduct all transactions at the Premises in U.S. Dollars and shall not accept bitcoin, m-money, or other forms of digital currency (currently existing or as may be developed) without the prior written consent of Landlord given in its sole and absolute discretion.

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8.10. Live Animals. Tenant shall not without Landlord's prior written approval given in its sole and absolute discretion keep, or permit the keeping of, any live animals of any kind in, about or upon the Premises, except as required by Law.

8.11. Proximity of Other Operations; Exclusive Rights of Landlord. From and after the Effective Date and during the Term and, in the event Landlord terminates this Lease upon any Event of Default or Repeated Default for a period of one (1) year from and after the termination of this Lease, neither Tenant nor any of Tenant's Affiliates (as defined below) nor any franchisee of Tenant shall own, open, operate, manage or otherwise have any interest in, or be involved with any Competing Establishment (as defined below) anywhere within the Restricted Zone (as defined in the Basic Lease Information). Tenant agrees that a breach of the foregoing will injure Landlord's ability and right to receive Percentage Rent (such ability and right being a major consideration for this Lease). Accordingly, any such breach shall be, at Landlord's sole option, an Event of Default and, whether or not Landlord elects such occurrence to be an Event of Default, one hundred percent (100%) of all sales made from any such Competing Establishment shall be included in the computation of Gross Sales for the purpose of determining Percentage Rent under this Lease as though said Gross Sales had actually been made at, in or from the Premises and while such Competing Establishment shall be operating in the Restrictive Zone, Minimum Monthly Rent shall be increased by thirty-five percent (35%). Tenant hereby agrees that Landlord shall have all rights of inspection of books and records with respect to any such Competing Establishment as Landlord has with respect to the Premises, and Tenant shall furnish to Landlord such reports with respect to Gross Sales from such Competing Establishment, as Tenant is herein required to furnish with respect to the Premises. "Tenant's Affiliate" shall mean each of (i) any person or entity that, directly or indirectly, is controlling, controlled by, or under common control with, Tenant, and (ii) any owner, manager (of the Tenant entity), member, director or officer of Tenant (whether or not listed on Exhibit G). "Competing Establishment" means any venue that: (i) offers esports activity; (ii) utilizes a similar concept, theme and/or design as the Premises or (iii) operates under the Trade Name.

8.12. Emissions and Hazardous Materials.

8.12.1. Tenant shall not, without the prior written consent of Landlord given in its sole and absolute discretion, cause or permit, knowingly or unknowingly, any Hazardous Material (as defined below) to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises, the Common Areas or the Hotel Complex, except for supplies and cleaning solutions in nominal quantities typically used in the ordinary course of Tenant's business and customarily used in similar businesses or activities expressly permitted to be undertaken in the Hotel Complex by Landlord provided that Tenant's use and storage of such products complies with all applicable Laws. As used in this Lease, "Hazardous Materials" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local Law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 U.S.C. § 9601 et seq. ("CERCLA"), and the Resource Conservation and Liability Act, as amended 42 U.S.C. § 9601 et seq. ("RCRA"). To obtain Landlord's consent, Tenant shall prepare an "Environmental Audit" for Landlord's review. Such Environmental Audit shall contain: (i) the name(s) of each Hazardous Material and a Material Safety Data Sheet ("MSDS") as required by the Occupational Safety and Health Act; (ii) the volume proposed to be used, stored and/or treated at the Premises (monthly); (iii) the purpose of such Hazardous Material; (iv) the proposed on-premises storage location(s); (v) the name(s) of the proposed off-premises disposal entity; and (vi) an emergency preparedness plan in the event of a release. Additionally, the Environmental Audit shall include copies of all required federal, state, and local permits concerning or related to the proposed use, storage, or treatment of any Hazardous Material at the Premises. Tenant shall submit a new Environmental Audit whenever it proposes to use, store, or treat a new Hazardous Material at the Premises or when the volume of existing Hazardous Materials to be used, stored, or treated at the Premises expands by more than ten percent (10%) during any thirty (30) day period. If Landlord in its reasonable judgment finds the Environmental Audit acceptable, then Landlord shall deliver to Tenant, Landlord's written consent. Notwithstanding such consent, Landlord may revoke its consent if (i) Tenant fails to remain in full compliance with applicable environmental permits and/or any other requirements under any federal, state, or local Law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement (including but not limited to CERCLA and RCRA or any similar state statute related to environmental safety, human health, or employee safety); (ii) Tenant's business operations pose or potentially pose a human health risk; or (iii) Tenant expands its use, storage, or treatment of any Hazardous Material in a manner inconsistent with the safe operation of a resort/casino/entertainment facility. Should Landlord consent in writing to Tenant bringing, using, storing or treating any Hazardous Material in or upon the Premises or the Hotel Complex, Tenant shall strictly obey and adhere to any and all federal, state or local Laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to CERCLA and RCRA or any similar state statute which in any way regulate, govern or impact Tenant's possession, use, storage, treatment or disposal of said Hazardous Materials). In addition, Tenant represents and warrants to Landlord that (i) Tenant shall apply for and remain in compliance with any and all federal, state or local permits in regard to Hazardous Materials; (ii) Tenant shall report to any and all applicable Governmental Authorities any release of reportable quantities of any Hazardous Material as required by any and all federal, state or local Laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements; (iii) Tenant, within five (5) days of receipt, shall send to Landlord a copy of any notice, order, inspection report, or other document issued by any Governmental Authority relevant to Tenant's compliance status with environmental or health and safety Laws; and (iv) Tenant shall remove from the Premises all Hazardous Materials at the termination of this Lease in full compliance with all Laws.

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8.12.2. If Tenant breaches its obligations under this Section 8.12, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless the Landlord Parties and their representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean-up and remediation) arising from Tenant's failure to comply with the provisions of this Section 8.12. This indemnity provision shall survive the earlier termination or expiration of this Lease.

8.12.3. Landlord represents that as of the Delivery Date, to the best of its knowledge, it is unaware of any Hazardous Materials located in, on, under or about any portion of the Premises the existence of which would constitute a violation of any Law. In the event any Hazardous Materials are discovered at the Premises by Tenant during the course of Tenant's Work, Tenant shall immediately notify Landlord in writing and Landlord shall be responsible for the costs of removal as set forth in Section 3.3.4.

8.13. Entertainment Zone. Tenant acknowledges that the Premises is located in an entertainment zone within a resort/casino/entertainment facility and that Landlord may, at its discretion, offer or provide, or allow other persons to offer or provide, entertainment in the Hotel Complex or Common Areas outside the Premises; and that Tenant may expect to experience sound, music, noise, vibrations, light effects and crowds relating to such activities. Tenant accepts these conditions as they relate to the Premises; provided, however, Landlord agrees to use reasonable efforts to prevent any such entertainment being conducted near the Premises from materially and adversely affecting Tenant's use of the Premises as allowed herein.

8.14. Gaming Authorities.

8.14.1. Tenant acknowledges that Landlord and Landlord's Affiliates are engaged in businesses that are or may be subject to and exist because of privileged licenses issued by Governmental Authorities. Such Governmental Authorities, including, but not limited to the Nevada Gaming Control Board and the Nevada Gaining Commission, that regulates the operation or conduct of any gambling game, race book or sports pool, pari-mutuel wagering and/or offer for play, slot machines, video lottery terminals, table games, gaming kiosks, pari-mutuel wagering systems, and/or other software systems and devices used now or in the future (including any variation or derivative of any of the foregoing, or any newly created equipment, software system or gaming device) for the purposes of conducting gambling games is referred to in this Lease as a "Gaming Authorities." If requested to do so by Landlord or required to do so by applicable Laws, Tenant, and Tenant's agents, employees and subcontractors, shall obtain any registration, certification, license, qualification, clearance or the like which shall be requested or required of any of them by Landlord or any regulatory authority having jurisdiction over Landlord or Landlord's Affiliates at Tenant's cost and expense. If Tenant, or Tenant's principals, agents, employees, or subcontractors, fails to satisfy such requirement or if Landlord or Landlord's Affiliates is directed to cease business with Tenant or Tenant's principals, agents, employees or subcontractors, or if Landlord shall in good faith determine, in Landlord's sole and absolute judgment, that Tenant, or any of Tenant's agents, employees, subcontractors, or representatives, (a) is or might be engaged in, or is about to be engaged in, any activity or activities, or (b) was or is involved in any relationship, either of which could or does jeopardize Landlord's business or such licenses, or those of a parent company, subsidiary or affiliate, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, this Lease may be immediately terminated by Landlord without further liability from Landlord to Tenant. In addition, Tenant hereby acknowledges that it is illegal for a denied license applicant or a revoked licensee (pursuant to the Laws of the Nevada Gaming Authorities), or a business organization under the control of a denied license applicant or a revoked licensee, to enter into, or attempt to enter into, a contract with Landlord without the prior approval of the Nevada Gaming Commission. Tenant hereby affirms, represents and warrants to Landlord that Tenant is not a denied license applicant, a revoked licensee or a business organization under the control of a denied license applicant or a revoked licensee, and Tenant hereby agrees that this Lease is subject to immediate termination by Landlord without further liability from Landlord to Tenant if Tenant should become a denied license applicant, a revoked licensee or a business organization under the control of a denied license applicant or a revoked licensee.

8.14.2. Each party acknowledges that the other party hereto and its Affiliates have a reputation for offering high quality entertainment and/or services to the public and desire to maintain their reputation and receive positive publicity. Each party therefore agrees that from and after the Effective Date and throughout the Term, it will not conduct themselves in a manner that adversely affects or is detrimental to, the other party or its Affiliates, and will not directly or indirectly make any oral, written or recorded private or public statement or comment that is disparaging, critical, defamatory or otherwise adverse to the other party or its Affiliates.

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8.15. Tenant's Employees.

8.15.1. Tenant shall staff the Premises with such number of Tenant's employees as are reasonably required for the proper and efficient operation thereof, and all such Tenant employees shall be hired, fired, directed, and controlled solely by Tenant; provided, however, that Tenant shall ensure compliance by Tenant's employees with the provision of this Lease, as are applicable to such individuals and shall require all such employees to comply at all times from and after the Effective Date and during the Term with Landlord's rules of conduct and personal appearance standards, which Landlord will provide to Tenant and may update with reasonable notice to Tenant, while such employees are at the Hotel Complex working. Tenant shall, at Tenant's sole cost and expense, adopt for Tenant's employees working at the Hotel Complex Landlord's employment drug testing program as it may change from time to time, a current copy of which is attached hereto as Exhibit F. Landlord shall provide to Tenant in writing any amendments thereto. Tenant's failure to follow such drug testing program shall constitute an Event of Default under this Lease. Landlord may audit Tenant's records regarding such program at any reasonable time during the Term to assure that Tenant is complying, and/or has complied, with such program. Each of Tenant's employees working at the Premises shall, at Tenant's reasonable expense, attend an orientation program conducted by Landlord from time to time intended to educate tenant employees about the Hotel Complex. Furthermore, Tenant shall, at Tenant's cost, to the fullest extent permitted by, and in compliance with all, applicable Laws, codes, ordinances, rules and regulations, conduct a background security check on each of Tenant's prospective employees, and take what it deems to be appropriate action based upon the results of each such background security check. That background security check shall, at a minimum, include a Criminal Offender Record Information inquiry and a background security check performed by a company as may be approved in writing by Landlord. Tenant's failure to adopt and adhere to a program requiring such background security checks shall constitute an Event of Default under this Lease. Subject to any limitations imposed by applicable Laws, Landlord may audit Tenant's records regarding such background security checks at any reasonable time during the Term to assure that Tenant is complying with such requirements. Subject to any limitations imposed by applicable Laws, upon request of Landlord, Tenant shall promptly provide all of Tenant's employee names to Landlord's Human Resources Department. Tenant shall, upon request of Landlord, send a letter to Landlord, do Landlord's Controller at the address of Landlord specified in the Basic Lease Information, attesting that Tenant has at all times during the prior twelve (12) months fully complied with the foregoing drug testing and background security requirements (or detailing any existing non-compliance with full details and how such failure has been corrected). In addition to, and without limiting, the investigations, training and programs provided for above, Tenant shall at all times notify Landlord of its key employees (defined as any Tenant employees with management or supervisory authority over the Premises, including the head of security for the Premises) and ensure, at Tenant's sole cost and expense, that Tenant's key employees, prior to performing any such duties at the Premises, submit to, and pass, a background investigation completed by Landlord's Security Department, the results of which are satisfactory to Landlord in Landlord's reasonable business discretion. Tenant shall defend, indemnify and hold harmless Landlord Parties from and against any and all claims, actions, causes of action, loss, costs, damages, liabilities and expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord Parties and arising out of the employment relationship between Tenant and its employees at the Hotel Complex and/or any allegation that Tenant and Landlord are joint employers.

8.15.2. Tenant has no authority to employ persons on behalf of Landlord and no employees or independent contractors of Tenant shall be deemed to be employees or agents of Landlord; such persons at all times remaining Tenant's employees or independent contractors working for Tenant. Tenant shall at all times have the sole and exclusive control over Tenant's labor and employee relations policies and Tenant's policies relating to wages, hours and working conditions of Tenant's employees. Tenant has the sole and exclusive right over the terms as to which Tenant will engage and contract with independent contractors. Tenant has the sole and exclusive right to hire, transfer, suspend, lay off, recall, promote, assign, discipline, adjust grievances and discharge Tenant's employees. In addition, but subject to any prohibition contained herein relative to assignments, Tenant shall at all times have the sole and exclusive right to enter into, and to terminate, contracts with independent contractors.

8.15.3. Tenant shall at all times hereunder conduct any work or operations hereunder in accordance with, and shall at all times strictly adhere to, the requirements of United States immigration laws and regulations including, but not limited to, the Immigration Reform and Control Act and regulations thereunder including any comparable state or local laws or regulations (collectively "IRCA"), as now existing and as may be amended from time-to-time, with regard to Tenant's employees on the Premises and/or Hotel Complex. Tenant further covenants and agrees that Tenant shall (i) verify the identity and employment eligibility for every person employed by Tenant on the Premises in a manner consistent with the provisions of the IRCA, and (ii) prepare and retain in Tenant's employment records a Form 1-9 for every such employee in a manner consistent with the IRCA. Landlord shall have the right to periodically request and require that Tenant affirm that Tenant is in compliance with all applicable provisions of United States immigration laws including, but not limited to, the IRCA. Notwithstanding the foregoing or anything to the contrary contained herein, nothing contained herein shall be construed as providing or granting Landlord control of any part of the employment relationship between Tenant and Tenant's employees. Tenant acknowledges and agrees that Tenant's grossly negligent, willful or intentional failure to comply with the provisions of this Subsection two (2) or more times in any twelve (12) month period will constitute an Event of Default of this Lease and will be a sufficient basis for Landlord to terminate this Lease with no further liability from Landlord to Tenant. Tenant shall indemnify, defend and hold harmless Landlord and the Landlord Parties against any and all liability associated with Tenant's failure to comply with the IRCA.

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8.15.4. Tenant shall not cause or permit Tenant's employees to enter upon those areas of the Hotel Complex which are designated "Employees Only" as the parties acknowledge that "Employees Only" refers to the employees of Landlord and not to the employees of Tenant. However, Tenant shall, at Landlord's discretion, require that Tenant's employees only enter and exit the Hotel Complex through the Hotel Complex's employee entrance.

8.15.5. Intentionally Omitted.

8.15.6. Tenant acknowledges and agrees that the Premises, Landlord, Landlord's Affiliates and their respective employees and personnel, the Hotel Complex (any other employees and personnel working at the Hotel Complex) may be subject to collective bargaining agreements (including amendments, side letters and memoranda of understandings thereto) also commonly known as union agreements and, as such, the Premises, employment or engagement of Tenant's employees or personnel and the operation of the Tenant's business on the Premises (and the demolition and construction thereof) may be subject to the same ("Union Compliance"). In furtherance of Union Compliance, Tenant may only use union signatory contractors and subcontractors (and, if applicable, Tenant must ensure that Tenant's union signatory contractors and subcontractors only use union signatory contractors and subcontractors), who are in compliance with their respective collective bargaining/union agreements, to perform work at the Hotel Complex (either as part of Tenant's Work or otherwise). The enforcement of or applicability of Union Compliance on Tenant's use of and on Tenant's other business operations at the Premises shall be at Landlord's sole and absolute discretion, which Landlord may exercise at any time. Upon Landlord's exercise of such right, Tenant represents, warrants and covenants to adhere to Union Compliance (including the employment of union employees by Tenant). Tenant will in no way commit any act or omission that would disrupt or compromise any of Landlord's current or future business operations or relationships with any Unions. Without limiting the foregoing, Union Compliance shall include any judgment, ruling, decision or finding by a court, arbitrator or mediator related to the scope and applicability of any collective bargaining agreements to the Premises and in any case the Tenant's business at the Hotel Complex.

SECTION 9. Maintenance of Premises.

Tenant shall at all times keep the interior non-structural elements of the Premises (including all entrances, storefronts and vestibules) and all partitions, windows and window frames and moldings, glass, doors, door openers, HVAC equipment, systems and ductwork, and fixtures, improvements, equipment and appurtenances whether located within or outside of but exclusively servicing the Premises (including without limitation, lighting, heating, electrical, plumbing and any grease/interceptors/traps), ventilating and air conditioning fixtures and systems and other mechanical equipment and appurtenances and all parts of the Premises, and parts of Tenant's Work not on the Premises in good order, condition and repair and clean, orderly, sanitary and safe, damage by unavoidable casualty excepted, (including, but not limited to, doing such things as are necessary to cause the Premises, and any other items which Tenant is obligated to maintain, to comply with applicable Laws). If replacement of equipment, fixtures and appurtenances thereto is necessary, Tenant shall replace the same with new or completely reconditioned equipment, fixtures and appurtenances, and repair all damages done in or by such replacement. Tenant shall be responsible for its own janitorial services to clean the Premises. If Tenant fails to perform Tenant's obligations hereunder, and that failure continues after Landlord provides Tenant with written notice and a reasonable opportunity to cure, Landlord may, but shall not be obligated to perform Tenant's obligations or perform work resulting from Tenant's acts or omissions and add the cost of the same together with an administrative fee of ten percent (10%) to the next installment of Minimum Monthly Rent due hereunder to be repaid in full. Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any leasehold improvements, equipment, merchandise, goods, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt written notice of any accident, casualty, damage or other similar occurrence in or to the Premises or the Common Areas of which Tenant has knowledge. Unless caused by the acts or omissions of Tenant or its agents, employees, contractors, subcontractors, consultants or representatives, Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (i) necessitated by the acts or omissions of Landlord or its agents, employees, contractors or representatives, (ii) to the electrical, mechanical, HVAC, water, sewer, plumbing and elevator systems serving the portions of the Building other than the Premises, or (v) outside the demising walls and storefront of the Premises. Tenant shall be responsible for all electrical, mechanical, HVAC, life-safety, water, sewer, and plumbing systems that service the Premises including the connection of such systems to Landlord's main drains or distribution points. Tenant shall provide its own uninterrupted power supply for the Premises.

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SECTION 10. Furniture; Fixtures; Equipment; Refurbishment; Alterations; Tenant Liens; Security Interest.

10.1. Fixtures/Requirement to Refurbish. Except as otherwise required by the theme of the Premises, all furniture, fixtures flooring, wall coverings and equipment installed by Tenant shall be new. Upon the request of Landlord, and without limiting the refurbishment obligation provided for in this Section, Tenant shall promptly refurbish at Tenant's sole cost and expense all or any portion of the interior of the Premises so that the furnishings, flooring, wall fixtures and coverings, lighting, equipment and other appurtenances in the Premises are kept in like new order, condition and repair in conformity with the standards of appearance for a first class resort/casino/entertainment facility. Tenant hereby covenants and agrees to spend on refurbishments of the Premises including upgrading technology, excluding the cost of regular and ordinary maintenance and cleaning, an amount equal to, or greater than the Refurbishment Minimum. All refurbishment work to be performed pursuant to this Section shall be Tenant's Work, and subject to, the approvals and other conditions of Tenant's Work. All refurbishment work shall be at the standards and level of quality and general appearance of the Premises that existed as of the Commencement Date.

10.2. Alterations; Signage; Displays. Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the Premises nor any part of the interior of the Premises visible from the exterior nor make any structural alterations, additions or changes in the Premises including to building utility systems or equipment without Landlord's prior written approval thereto, which shall not be unreasonably withheld, conditioned or delayed, and will promptly remove any paint, decoration, alteration, addition or changes applied or installed without Landlord's prior written approval and restore the Premises to an acceptable condition or take such other action with respect thereto as Landlord directs. Any work performed by, or on behalf of, Tenant shall be considered Tenant's Work, and subject to the approvals and other conditions of Tenant's Work. Tenant shall not place or permit on any exterior door, window or wall of the Premises or otherwise, any sign, awning, canopy, advertising matter, decoration, lettering or other thing of any kind which has not been approved by Landlord. Landlord reserves the right to disapprove, in Landlord's sole and absolute discretion, any signage or decoration located on the exterior of the Premises or which can be seen outside the Premises which Landlord deems to be in poor taste, inappropriate or offensive and Tenant shall remove such sign or item from the Premises upon Landlord's written notice to Tenant. Tenant shall not use any advertising medium or other devices which can be heard or experienced outside the Premises, such as flashing lights, searchlights, lasers, loudspeakers, phonographs, radios or televisions. Tenant agrees not to display, paint or place any handbills, bumper stickers, or other advertising fliers on any vehicle in the parking area of the Hotel Complex or in the Common Areas. Tenant will install and maintain at all times, subject to the other provisions of this Section 10.2, merchandise displays in any show windows on the Premises; the arrangement, style, color and general appearance thereof and of displays in the interior of the Premises which are visible from the exterior, including, but not limited to, window displays, advertising matter, signs, merchandise and store fixtures, shall be maintained in keeping with the character and standards of the Hotel Complex.

10.3. Liens; Security Interest.

10.3.1. Tenant acknowledges that Landlord (or in certain cases, Landlord's Affiliate) is the owner or ground lessee of the Hotel Complex, the Common Areas and the Premises and that Tenant neither has, nor at any time hereunder will have, any ownership interest in the Hotel Complex, the Common Areas or the Premises. Tenant shall not permit or suffer any mechanics' or materialmen's lien to be filed against the Premises, the Common Areas or the Hotel Complex or any interest of Landlord or Landlord's Affiliate therein by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Premises under Tenant. If any such lien shall at any time be filed as aforesaid, Tenant may contest the same in good faith, but, notwithstanding such contest, Tenant shall, within fifteen (15) days after Tenant's receipt of written notice of the filing thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction, or otherwise in a manner satisfactory to Landlord and all Superior Holders, if any. In the event of Tenant's failure to release of record any such lien within the aforesaid period, Landlord may remove said lien by paying the full amount thereof or by bonding or in any other manner Landlord deems appropriate, without investigating the validity thereof, and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of said lien, together with interest thereon at the rate set forth in Section 4.2 herein and reasonable expenses incurred in connection therewith, including reasonable attorneys' fees, which amounts are due and payable in full to Landlord as Additional Rent on the first day of the next following month. Nothing contained in this Lease shall be construed as consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under the lien Laws of the State of Nevada. Tenant's obligation to observe and perform any of the provisions of this Subsection 10.3.1 shall survive the earlier termination or expiration of this Lease. Landlord shall have the right to post and maintain on the Premises any notices of non-responsibility provided for under applicable Law. Upon completion of Tenant's Work, Tenant shall furnish to Landlord lien waivers from all contractors, subcontractors and materialmen who provided work, labor, services, equipment or material to Tenant.

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10.3.2. Tenant shall not create or suffer to be created a security interest or other lien against any improvements, additions or other construction made by Tenant in or to the Premises or against any fixtures installed by Tenant therein, and should any security interest be created in breach of the foregoing, Landlord shall be entitled to discharge the same by exercising the rights and remedies afforded it under Subsection 10.3.1.

10.3.3. In addition to any security or lien interest arising out of operation of law or statute, Tenant grants Landlord a valid security interest in, to and upon all Collateral (as defined below), in order to secure (a) payment of all rent and other sums of money becoming due under this Lease from Tenant, (b) payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained in this Lease, and (c) all other payment and performance obligations and liabilities under or relating to this Lease. Except in the ordinary course of Tenant's business, Tenant will not remove the Collateral from the Premises without the consent of Landlord given in its sole and absolute discretion until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease will first have been paid in full and discharged and all covenants, agreements and conditions of this Lease have been fully complied with and performed by Tenant, unless otherwise prohibited by law. As used herein, "Collateral" shall mean (i) all goods, inventory, equipment, fixtures, furniture, use permits, liquor licenses, improvements and other personal property of Tenant, presently, or which may hereafter be, situated in or on the Premises (ii) all tangible personal property of Tenant which is now or may hereafter serve and be located in the Premises, and (iii) all proceeds therefrom. Upon the final termination of Tenant's right of possession of the Premises due to the occurrence of an Event of Default, in addition and not in substitution of any of its other rights and remedies, Landlord may, in addition to any other remedies provided in this Lease or under the Uniform Commercial Code or other applicable law, enter upon the Premises and take possession of any and all Collateral situated in the Premises, without liability for trespass or conversion, and sell such Collateral at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord may purchase, unless otherwise prohibited by law. The requirement of reasonable notice under this Lease and the Uniform Commercial Code will be met if such notice is given in the manner prescribed in Section 23.7 of this Lease deposited as therein provided at least ten (10) days before the time of sale. Any public sale made pursuant to the provisions of this Section 10.3.3 will be deemed to have been a public sale conducted in a commercially reasonable manner if held in or on the Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the local area, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and expenses), will be applied as a credit against the indebtedness secured by the security interest granted in this Section 10.3.3. Any surplus will be paid to Tenant or as otherwise required by law and Tenant will pay any deficiencies upon demand. Landlord is hereby authorized to file a financing statement in form sufficient to perfect the security interest of Landlord in the Collateral under the provisions of the Uniform Commercial Code in force in any relevant jurisdiction. Notwithstanding the foregoing, the following shall be excluded from the Collateral: any name, copyright, trademark or other intellectual property of Tenant and equipment such as copiers, computers and point-of-sale systems with a value of not more than Ten Thousand Dollars ($10,000.00) that are customarily leased or financed.

SECTION 11. Insurance; Indemnities.

11.1. By Landlord. During the Term, Landlord will be responsible for maintaining fire and extended coverage property insurance covering the Hotel Complex buildings (excluding stock in trade, fixtures, furniture, Tenant's Work, leasehold improvements, furnishings, carpeting, floor covering, wall covering, drapes, ceiling and equipment), and commercial general liability insurance covering the Common Areas within the Hotel Complex, in amounts and coverages as Landlord deems appropriate in Landlord's sole and absolute discretion.

11.2. By Tenant. At Tenant's sole cost and expense, Tenant shall obtain and keep in full force and effect from and after the Effective Date and during the Term the insurance coverage as set forth on Exhibit H attached hereto and incorporated herein. Tenant shall require its contractors and subcontractors to comply with the construction insurance requirements contained in Exhibit H.

11.3. Waiver of Subrogation Rights. Landlord and Tenant shall cause each fire and extended coverage or all-risk and liability insurance policy carried by them to be written in such a manner so as to provide that the insurer waives all right of recovery by way of subrogation against Tenant or Landlord, as the case may be, in connection with any loss or damage to property or personal injury for which proceeds of insurance are actually received by the insured party under such policy. Neither party hereto shall be liable to the other for any loss or damage caused by fire or any of the casualties covered by all-risk insurance or personal injury covered by liability policies, to the extent of the releasing party's actual recovery under its insurance policy or policies even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. In the event either party shall fail to obtain such wavier of subrogation, or shall fail to supply the other party with evidence thereof, then such other party, after providing the other party with written notice, shall have the right to procure such waiver, if available, on behalf of, and at the sole cost and expense of, the party failing to obtain the waiver or to supply evidence thereof. If a waiver of subrogation is unavailable to either Landlord or Tenant, the other party shall not be obligated to obtain any waiver of subrogation.

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11.4. Waiver; Limitation of Liability. Except to the extent caused by the willful misconduct or gross negligence of any of the Landlord Parties, all Landlord Parties shall not be liable for, and Tenant waives all claims for damage to persons or property sustained by Tenant, Tenant's employees and/or any person claiming through Tenant or Tenant's employees resulting from any accident or occurrence in or upon any part of the Hotel Complex or the Common Areas including, but not limited to, claims for damage resulting from: (i) injury done or caused by wind, water, or other natural element; (ii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, roof, walls, stairs, porches, escalators, elevators, railings or walks; (iii) broken glass; (iv) the backing up of any sewer pipe or downspout; (v) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank; (vi) the escape of steam or hot water; (vii) water, snow or ice; (viii) the falling of any fixture, plaster or stucco; (ix) damage to or loss by theft or otherwise of property of Tenant or others; (x) acts or omissions of persons in the Premises, other tenants in the Hotel Complex, occupants of nearby properties, or any other persons; and (xi) any act or omission of occupants of adjacent or contiguous property.

11.5. Indemnities.

11.5.1. Subject to the terms and conditions of this Section 11, including, without limitation, Section 11.3, Tenant hereby covenants and agrees to indemnify, defend using counsel reasonably acceptable to Landlord, save, and hold the Landlord Parties, the Premises and the leasehold estate created by this Lease, the Common Areas and the Hotel Complex free, clear and harmless from, and against, any and all liabilities, losses, costs, expenses (including reasonable attorney's fees), judgments, claims, liens, fines, penalties, and demands of any kind whatsoever caused by, resulting from, or in any way connected with (i) any act, omission, negligence or willful misconduct of Tenant or Tenant's Affiliates or their respective parents, subsidiaries, partnerships, joint venturers, other affiliates, officers, directors, members, managers, shareholders, employees, agents, contractors, subcontractors, consultants and licensees (collectively, with Tenant, the "Tenant Parties", and each a "Tenant Party") while in, upon, about, or in any way connected with the Premises, the Common Areas or the Hotel Complex (including, but not limited to, the sale of unlicensed merchandise or goods); (ii) arising from any accident, injury or damage, howsoever and by whomsoever caused, to any person or property whatsoever occurring, in, upon, about or in any way connected with Tenant's activities, Tenant's Work or Tenant's use of the Premises, the Common Areas or the Hotel Complex, or any portion thereof; and (iii) Tenant's employment decisions based upon, or as a result of, the employment eligibility and background checks required by this Lease.

11.5.2. Subject to the terms and conditions of this Section 11, including, without limitation, Sections 11.3 and 11.4, Landlord shall indemnify, defend using counsel reasonably acceptable to Tenant, save, and hold the Tenant Parties free, clear and harmless from, and against, any and all liabilities, losses, costs, expenses (including reasonable attorney's fees), judgments, claims, liens, fines, penalties, and demands of any kind whatsoever arising from any occurrence in or on the Common Areas or other parts of the Hotel Complex (excluding therefrom the Premises) caused by, resulting from, or in any way connected with the sole negligence or willful misconduct of Landlord or any Landlord Parties; or, to the extent arising from a risk that is not covered by the insurance Tenant is obligated to carry under this Lease, any other negligence or willful misconduct of Landlord or any Landlord Parties as to an occurrence in or on the Common Areas or other parts of the Hotel Complex (excluding therefrom the Premises).

11.5.3. The indemnities set forth in this Lease shall survive the earlier termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party. Nothing in this Section 11 shall impose any obligation on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, lost profits or consequential damages.

SECTION 12. Estoppel Certificate, Attornment, Subordination.

12.1. Estoppel Certificate. Within fifteen (15) days after Landlord's written request, Tenant shall deliver, executed in recordable form, a declaration to any person designated by Landlord that as of the date of the estoppel certificate (i) ratifying this Lease; (li) stating the commencement and termination dates; and (iii) certifying (A) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), (B) that to Tenant's actual knowledge all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any), (C) that to Tenant's actual knowledge no defenses or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed), (D) as to advance rent, if any, paid by Tenant and the date to which rent has been paid, (E) as to the amount of security deposited with Landlord, and (F) such other information as Landlord reasonably requires; provided that Tenant shall not be obligated to agree to any provision in an estoppel certificate that amends this Lease. Persons receiving such statements shall be entitled to conclusively rely upon them and such estoppels shall be deemed to have been given for good and valuable consideration, all of which shall be so stated in the estoppels. Tenant shall not be permitted to assert or enforce any claim against the person to whom it is delivered (or against such person's property) which is inconsistent with the statements contained in the certificate. The estoppel certificate shall not be deemed to amend the Lease or waive any of Tenant's rights under the Lease as between Landlord and Tenant.

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12.2. Attornment. Tenant shall, in the event of a sale, assignment, cancellation, surrender or termination of Landlord's interest in the Premises or the Hotel Complex or this Lease, or if the Premises or the Hotel Complex is transferred pursuant to, or in lieu of, a foreclosure of a Superior Instrument (as defined in Section 12.3.1), be bound to the purchaser, assignee, beneficiary, lessor or other transferee of Landlord's interest to the Premises or Hotel Complex, in accordance with all the provisions of this Lease for the balance of the Term and shall attom to the purchaser, assignee, beneficiary, lessor or other transferee and recognize the same as Landlord hereunder; provided, however, that in the event of a transfer pursuant to, or in lieu of, a foreclosure of Superior Instrument, the beneficiary of such other transferee shall not be liable for, nor subject to, any claims, offsets or defenses which Tenant may have by reason of any act or omission of Landlord (or any prior landlord) under this Lease, nor for the return or offset of the sums which Tenant may have paid to Landlord (or any prior landlord) for security deposits, advance rent or otherwise, except to the extent that such sums have actually be delivered to the beneficiary, or such other transferee. Tenant shall execute, within fifteen (15) days after Landlord's written request, any attornmnent agreement required by any purchaser, assignee, beneficiary, lessor or other transferee to be executed, containing such provisions as such person requires. In the event Tenant receives a notice from a Superior Holder (as defined in Section 12.3.1) that such Superior Instrument has been cancelled, surrendered or terminated, then Tenant shall thereafter pay all rents accruing under this Lease to the Superior Holder (or as Superior Holder may direct) with all such rents being credited against the amounts owing by Landlord under the Superior Instrument. Any such payments to the Superior Holder shall be deemed payments to Landlord under this Lease.

12.3. Subordination.

12.3.1. Landlord may, in Landlord's sole and absolute discretion and at any time, fmance or refinance, as applicable, any portion of the Hotel Complex. This Lease shall be subordinate, secondary, junior and inferior at all times to the lien of any mortgage, deed of trust or other method of financing or refinancing now or hereafter existing against all or a part of the Hotel Complex and/or ground, master or other underlying lease encumbering all or any part of the Hotel Complex, and to all renewals, amendments, modifications, replacements, consolidations and extensions thereof (hereinafter collectively referred to as "Superior Instrument") and within fifteen (15) days after Landlord's written request Tenant shall execute and deliver all documents requested by the mortgagee, lessor or other applicable holder of a Superior Interest (each a "Superior Holder") to effect such subordination. If Tenant fails to timely execute and deliver any such document requested by a Superior Holder to effect such subordination, Landlord is hereby authorized to execute such documents and take such other steps as are necessary to effect such subordination on behalf of Tenant as Tenant's duly authorized irrevocable agent and attorney-in-fact. Notwithstanding the foregoing, the subordination of Tenant's rights and interests under this Lease to any ground lease, mortgage or deed of trust shall be contingent upon Tenant's having received from any such ground lessor, mortgagee or beneficiary of any deed of trust a written recognition agreement (the "Non-Disturbance Agreement") in the form attached hereto as Exhibit L. Landlord shall use commercially reasonable efforts to obtain the Non-Disturbance Agreement prior to the Delivery Date. Landlord represents and warrants that as of the execution and delivery of this Lease there are no Superior Holders other than those set forth on Exhibit L.

12.3.2. This Lease is subject and subordinate to any and all declarations, agreements, instruments, easements and easement agreements (collectively, the "CC&Rs") which may be or have been entered into with or granted to any person heretofore or from time to time hereafter, whether such persons are located within or upon the Hotel Complex or not, and Tenant shall execute such instruments as Landlord requests to evidence such subordination. Landlord represents and warrants no such CC&Rs shall materially impair Tenant's use of the Premises for the Permitted Use. Notwithstanding any constructive notice given by the recording of any instrument modifying to the CC&Rs, Tenant shall have no obligation to observe or perform the terms and conditions of any modification until Tenant has actually received a copy of such instrument duly executed and recorded. Tenant shall have the right to assume, and rely on such assumption, that Landlord has obtained all consents and approvals required under the CC&Rs prior to giving Landlord's consent or approval to anything required under this Lease, and Tenant shall have no obligation to request any consent or approval directly from any third party under the CC&Rs, although Tenant shall, upon Landlord's request, cooperate with Landlord in obtaining any such consent or approval.

12.3.3. Failure to Execute Instruments. Tenant's failure to execute instruments or certificates provided for in this Section 12 within fifteen (15) days after the mailing by Landlord of a written request shall, after Landlord provides an additional five (5) day notice and Tenant fails to provide, be, at Landlord's sole option, an Event of Default under this Lease.

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SECTION 13. Assignment, Subletting and Concessions.

13.1. Consent Required. Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein, nor sublet all or any part of the Premises, nor license concessions nor lease departments therein, nor grant any other use or occupancy right to any other person or entity to use all or any part of the Premises whether directly, indirectly or by operation of law or whether voluntarily or involuntarily (any of the foregoing being a "transfer"), without Landlord's prior written consent in each instance at Landlord's sole and absolute discretion. Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the entire Hotel Complex the unique attraction of Tenant's trade name set forth in the Basic Lease Information and the unique merchandising mix and product line associated with Tenant's business as described in Basic Lease Information, and Landlord has specifically relied on the identity and special skill of Tenant in its ability to conduct the specific business identified in Basic Lease Information, and the foregoing prohibition on assignment or subletting or the like is expressly agreed to by Tenant as a material consideration and inducement to Landlord to lease to Tenant. Tenant hereby acknowledges that the foregoing provisions of this Section 13.1 constitute a freely negotiated restraint on alienation. Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting. This prohibition shall include a prohibition against any subletting or assignment by operation of Law and nothing contained herein shall be deemed to in any way limit Landlord's rights to oppose the assumption and/or assignment of this Lease in any Tenant bankruptcy proceedings. Any purported transfer made without full compliance with the provisions of this Section 13 shall, at Landlord's election, be void and shall confer no rights upon any third person. If this Lease is assigned or the Premises or any part sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the same to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any restrictive covenant contained in this Section 13.1 or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of any covenants on the part of Tenant herein contained. Any assignment (i) as to which Landlord has consented, or (ii) which is made by reason of and in accordance with the provisions of any statute, including, without limitation, the Laws governing bankruptcy, insolvency or receivership shall be subject to all terms and conditions of this Lease, and shall not be effective or deemed valid unless, at the time of such assignment:

13.1.1. Each assignee or subtenant shall agree, in a written agreement satisfactory to Landlord, to assume and abide by all of the terms and provisions of this Lease, including but not limited to those which govern the Permitted Use of the Premises described in Section 8 herein; and

13.1.2. Each assignee or subtenant has submitted a current financial statement, audited by a certified public accountant, showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee or subtenant of Tenant's obligations hereunder; and

13.1.3. Each assignee or subtenant has submitted, in writing, evidence satisfactory to Landlord of substantial experience in and the sale of merchandise, goods and services permitted under Section 8 of this Lease; and

13.1.4. The business background and reputation of each assignee or subtenant shall meet or exceed generally acceptable commercial standards; and

13.1.5. The use of the Premises by each assignee or subtenant shall not violate, or create any potential violation of applicable Laws, nor violate any other agreements affecting the Premises, Landlord or other tenants in the Hotel Complex or surrounding properties; and

13.1.6. Tenant shall pay Landlord for all administrative and legal expenses incurred by Landlord in connection with evaluating any such assignment or subletting up to a maximum of Five Thousand Dollars ($5,000.00); and

13.1.7. Neither the assignee nor subtenant nor any person or entity affiliated in any manner with the assignee or subtenant shall own, operate, manage or control in any manner a hotel, resort/casino facility or other gaming operation; and

13.1.8. Any assignee or subtenant is found acceptable to do business with Landlord by Landlord's Security Department.

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For the purposes of this Lease, the entering into of any management agreement or any agreement in the nature thereof transferring control of the business operations of Tenant in the Premises as well as any substantial percentage of the profits and losses thereof to a person or entity other than Tenant, or otherwise having substantially the same effect, shall be treated for all purposes as a Transfer of this Lease and shall be governed by the provisions of this Section 13.

Notwithstanding any transfer by Tenant hereunder, Tenant shall remain primarily liable for all of Tenant's obligations hereunder. Each transfer shall be subject to all of the terms and conditions of this Lease, including all restrictions on Transfer. No act or conduct by the Landlord other than its express written consent shall constitute its consent or waiver of its consent rights with respect to a particular transfer. No transfer or consent to Transfer will operate to waive Landlord's rights with respect to any future transfer.

13.2. Change in Ownership. If Tenant is a corporation the stock of which is not traded on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), then the following shall constitute a transfer of this Lease for all purposes of this Section 13: (a) the merger, consolidation or reorganization of such corporation; and/or (b) the sale, issuance, or transfer of any voting stock, by Tenant. If Tenant is a joint venture, limited liability company, partnership or other association (the ownership interests of which are not traded on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), then for all purposes of this Section 13, the sale, issuance or transfer of any ownership interest therein, or the termination of any joint venture, partnership or other association, shall constitute an assignment. Tenant shall notify Landlord at least thirty (30) days prior to any person acquiring an ownership interest or equity position in Tenant at or above five percent (5%), in whatever form (other than the purchase or sale of stock or other ownership interest traded on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), in order to allow Landlord the opportunity to conduct a background investigation completed by Landlord's Security Department on such person, the results of which shall be satisfactory to Landlord in Landlord's reasonable business discretion. If such investigation is not satisfactory to Landlord, Tenant shall take all necessary steps to reverse the acquisition at issue, and Tenant's failure to do so shall constitute an Event of Default. Tenant shall provide all information required by Landlord in order to conduct such background investigation.

13.3. Tenant's Directors, Officers and Owners/Shareholders. Attached hereto as Exhibit G is a list of the names and titles of Tenant's present directors, officers and members/owners/shareholders/ trustees that hold or own an equity interest of five percent (5%) or more of Tenant or are otherwise entitled to control the Tenant. If, subject to the preceding sentence, any of Tenant's members/owners/shareholders/trustees is a corporation, limited liability company, partnership, limited partnership or some other entity not a natural person (collectively an "Owner Entity"), Tenant shall, upon request of Landlord also use commercially reasonable efforts to obtain and provide the members/owners/shareholders/trustees of such Owner Entity, the members/owners/shareholders/trustees of any Owner Entity of such Owner Entity, and so on. Without limitation to the provision of Section 13.2 of this Lease, Tenant shall, in writing and within thirty (30) days after the date of any such change, notify landlord of any change in or to the information set forth on Exhibit G attached hereto. Within ten (10) days after Landlord's request, Tenant shall provide to Landlord an updated copy of Exhibit G and any Owner Entity ownership information requested by Landlord certified by an officer of Tenant as being true and correct.

13.4. Consent Not Required. Tenant may allow persons to acquire a less than five percent (5%) ownership interest in Tenant without obtaining Landlord's advance written consent. Tenant may also assign this Lease without Landlord's consent to an entity that is wholly-owned by a Direct Tenant Subsidiary; provided, however, that prior to any such assignment becoming effective, any owner of the Direct Tenant Subsidiary other than Tenant that holds or owns an equity interest of five percent (5%) or more in the Direct Tenant Subsidiary shall be subject to a background investigation completed by Landlord's Security Department on such person, the results of which shall be satisfactory to Landlord in Landlord's reasonable business discretion. For purposes of this Lease, a "Direct Tenant Subsidiary" is an entity which is at least ninety percent (90%) owned by Tenant. Additionally, the individually named natural persons who are members, owners, shareholders and/or trustees of Tenant or of the members of Tenant listed in Exhibit G shall be permitted to transfer amongst themselves a cumulative total of no more than twenty-five percent (25%) of the ownership interests in Tenant without obtaining Landlord's advance written consent. Any other or further transfers of any ownership interests in Tenant shall require the advance written consent of Landlord.

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SECTION 14. Hotel Name; Promotion of Hotel Complex and Premises.

14.1. Hotel Name Use with Trade Name. Landlord is the owner of the LUXOR trademark, including United States trademark registration nos. 1798924, 1741984, and 1923054, among others, (the "Landlord In. Landlord hereby grants Tenant a non-exclusive, non-transferrable, and royalty-free right to use the Landlord IP in connection with its Trade Name. Landlord reserves all rights not expressly granted to Tenant. Notwithstanding that the Trade Name is used in connection with the Landlord IP, Tenant hereby acknowledges and agrees that the Landlord IP is, and shall at all times remain, the intellectual property of Landlord and, therefore, that any use of the Landlord IP in connection with the Premises is expressly excluded from the definition of "Trade Name" and Tenant's use of the Landlord IP shall inure solely to the benefit of Landlord. In that regard, Tenant hereby acknowledges and agrees that Tenant shall not acquire any right, title, and interest in, or to, the Landlord IP except the right of use in compliance with this Lease. Tenant shall not attempt to register the Landlord IP or any confusingly similar marks in any jurisdiction. Tenant shall not dispute or otherwise contest, directly or indirectly, the validity of the Landlord IP or any of Landlord's registrations in connection therewith or Landlord's exclusive right, title and interest in, or to, the Landlord IP, or aid or assist any third party in so doing. Tenant recognizes the goodwill associated with, and the high standard of quality symbolized by, the Landlord IP. Tenant shall use the Landlord IP in a manner that is consistent with this standard of quality and in compliance with any brand guidelines or style guide provided by Landlord from time to time during the Term. Tenant shall include any trademark designations, including, but not limited to, the ® symbol, reasonably required by Licensor in connection with use of the Landlord IP. Tenant shall not use the Landlord IP in connection with any of the following without the Landlord's prior written consent that Landlord may withhold it is sole and absolute discretion: nudity, guns or weapons, smoking, controlled substances, profanity, offensive materials, or other operators of hotels, resorts/casinos or gaming facilities. Landlord reserves the right to require that Tenant cease using the Landlord IP within the Trade Name at any time and Tenant shall immediately cease the use of the Landlord IP and the Hotel Name. Landlord hereby represents and warrants to Tenant that Landlord has, and Landlord hereby covenants and agrees to at all times maintain, the right to use the Landlord IP and all related rights, for Landlord's operation at the Hotel Complex. Landlord shall indemnify, defend and hold harmless Tenant and the Tenant Parties against any all liability associated with Tenant's use of Landlord IP in compliance with this Section.

14.2. Promotion of Hotel Complex and Premises. Tenant shall refer to the Hotel Complex under the Hotel Name, or such other names as Landlord may designate from time to time, in designating the location of the Premises in all newspaper and other advertising and in all other references to the location of the Premises, and list this location first in such advertising and include in all Tenant's newspaper advertising during the thirty (30) day period prior to the Commencement Date the designation in bold type that Tenant is opening for business in the Hotel Complex. In particular, but not by way of limitation, Tenant shall not have the right to use the Hotel Name to market or make any product that has the Hotel Name on the product without Landlord's prior written consent. Tenant shall follow Landlord's direction as to the style for the Hotel Name whenever Tenant is entitled to use the Hotel Name hereunder, except that, when the Hotel Name is being used solely as an address, another style may be used. All signage, advertising and literature of or on behalf of Tenant using the Hotel Name (except when the Hotel Name is being used solely as an address) shall be submitted to Landlord for Landlord's prior written approval as to form and content, to be given or withheld in Landlord's sole discretion. Landlord's failure to approve within fourteen (14) days after submission to Landlord shall be deemed not approved. The rights granted to Tenant pursuant to this Section 14 shall terminate upon the expiration of the Term or the earlier termination of this Lease or Landlord's cessation of the use of the Hotel Name or termination of Landlord's right to use the Hotel Name. The rights granted herein shall not be assigned or sublicensed to any third party without Landlord's prior written consent. Should Landlord determine in its sole discretion that any advertising by Tenant adversely affects the image, reputation or operation of the Hotel Complex, or promotes any competitor of Landlord or Landlord's Affiliates in the gaming and/or hotel business, Tenant shall cease such advertising promptly upon receipt of notice to do so from Landlord. Tenant shall not use with respect to the Hotel Complex a name the same or substantially the same as a name then used by Landlord or Landlord's Affiliates at the Hotel Complex (or any other facility owned and operated by Landlord or Landlord's Affiliates). The prohibitions set forth in this Section 14 are for the benefit of and directly enforceable by Landlord.

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SECTION 15. Damage and Destruction.

If the Premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed use by fire or other casualty insured under the coverage which Landlord carries pursuant to Section 11.1 hereof, Landlord will promptly repair the same to substantially the condition which they were in immediately prior to the happening of such casualty (excluding stock in trade, fixtures, furniture, Tenant's Work, leasehold improvements, furnishings, carpeting, floor covering, wall covering, drapes, ceiling and equipment) and no portion of the Minimum Monthly Rent and other payments payable hereunder shall abate Landlord shall not be obligated to repair and restore if such casualty is not risk covered by the insurance which Landlord is obligated to carry pursuant to Section 11.1 hereof. Landlord shall be responsible for all deductibles; provided, however, that Landlord shall not be obligated to expend any funds in excess of the insurance proceeds recovered therefor. In the event the Premises are damaged, destroyed or rendered untenantable for their accustomed uses by fire or other casualty to the extent of more than fifty percent (50%) of the cost to replace the Premises or during the final two (2) Lease Years of the Term, then Landlord and Tenant shall each have the right to terminate this Lease effective as of the date of such casualty by giving to the other, within ninety (90) days after the happening of such casualty, written notice of such termination. If such notice is given, this Lease shall (without further obligation or liability) terminate and Landlord shall promptly repay to Tenant any rent theretofore paid in advance, which was not earned at the date of such casualty. Any time that Landlord repairs or restores the Premises after damage or destruction, then Tenant shall promptly repair or replace Tenant's stock in trade, fixtures, furnishings, furniture, Tenant's Work, leasehold improvements, carpeting, wall covering, floor covering, drapes, ceiling and equipment to substantially the same condition as they were in immediately prior to the casualty, and if Tenant has closed the Premises. Tenant shall promptly reopen for business upon the completion of such repairs. Tenant shall not be obligated to repair and restore if such casualty is not risk covered by the insurance which Tenant is obligated to carry pursuant to Section 11.2 hereof. Tenant shall be responsible for all deductibles and all costs and expenses for any repair or restoration regardless of whether the amount is in excess of the insurance proceeds recovered therefor. Should Tenant not repair the Premises to substantially the condition which it was in immediately prior to the casualty, as hereinabove described, within one hundred eighty (180) days of Landlord's completion of required work of Landlord for the restoration of the Premises ("Landlord's Repairs"), Landlord shall have the right to terminate this Lease if Landlord provides written notice to Tenant within ten (10) days after the expiration of the one hundred eighty (180) day period and Landlord shall be entitled to all property insurance proceeds paid or recoverable with respect to any betterments to the Premises (and excluding any proceeds with respect to equipment or assets other than tenant improvements and fixtures) in connection with such loss. Notwithstanding anything to the contrary set forth herein, in the event all or any portion of the Hotel Complex shall be damaged or destroyed by fire or other cause (notwithstanding that the Premises may be unaffected thereby), to the extent the cost of restoration thereof would exceed fifteen percent (15%) of the amount it would have cost to replace the Hotel Complex at the time such damage or destruction occurred, then Landlord may terminate this Lease (without further obligation or liability) by giving Tenant thirty (30) days prior notice of Landlord's election to do so, which notice shall be given, if at all, within ninety (90) days following the date of such occurrence. In the event of the termination of this Lease as aforesaid, this Lease shall cease thirty (30) days after such notice is given, and the rent and other charges hereunder shall be adjusted as of that date. If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the Landlord Repairs cannot, in the reasonable opinion of Landlord's contractor, be completed within one hundred eighty (180) days after the date of the damage, Tenant may elect, no later than thirty (30) days after the date of Tenant's receipt of Landlord's estimate of the time necessary to restore the Premises, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant, and the rent and other charges hereunder shall be adjusted as of that date. Furthermore, if neither Landlord nor Tenant have terminated this Lease, and the Landlord Repairs are not actually completed within a two hundred ten (210) day period, Tenant shall have the right to terminate this Lease if Tenant provides written notice to Landlord within ten (10) days after the expiration of the two hundred ten (210) day period effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant, and the rent and other charges hereunder shall be adjusted as of that date.

SECTION 16. Taking.

16.1. Total Taking. If the entire Hotel Complex or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

16.2. Partial Taking - Tenant's Rights. If any part of the Hotel Complex becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

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16.3. Partial Taking - Landlord's Rights. If any material portion, but less than all, of the Hotel Complex becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Superior Holder, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, rent shall equitably abate. Tenant waives any and all rights it might otherwise have pursuant to Nevada Revised Statutes Section 37.115.

16.4. Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Minimum Monthly Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition it was in prior to such temporary Taking, at Tenant's sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (i) compensates Tenant for its loss of use of the Premises within the Term and (ii) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section.

16.5. Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land, the Hotel Complex, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business and an amount attributable to unamortized cost of the improvements made to the Premises by Tenant determined using the Amortization Basis. Landlord reserves, and Tenant assigns to Landlord, all rights to damages on account of any taking or condemnation or any act of any public or quasi-public authority for which damages are payable. Tenant shall execute such instruments of assignment as Landlord requires, join with Landlord in any action for the recovery of damages, if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord, or undertake such other steps as requested, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps on behalf of Tenant.

SECTION 17. Default by Tenant; Rights and Remedies; Bankruptcy of Tenant

17.1. Tenant Default; Rights and Remedies.

17.1.1. Any of the following shall be considered for all purposes to be an "Event of Default" under this Lease: (i) any failure of Tenant to pay any rent or other amount payable under this Lease on the date due, whether or not the same shall have been demanded, and such failure continues for a period of five (5) days after such amount is due; (ii) any failure of Tenant to perform or observe the provisions of Sections 8.1, 11.2 or 19 of this Lease for more than ten (10) days after written notice of such failure; (iii)except to the extent a shorter cure period is expressly set forth in this Lease, and except for Subsections (i), (ii) and (iv) through (xiii) of this Subsection 17.1.1 (all of which are not subject to the cure right provided for in this Subsection (iii)), any failure by Tenant to perform or observe any other of the terms, provisions, conditions or covenants of this Lease for more than thirty (30) days after written notice of such failure; provided, however, that if the default complained of in such notice is of such a nature that the same can be rectified or cured, but cannot with reasonable diligence be cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Tenant shall, within said thirty (30) day period, commence to rectify and cure the same and shall thereafter complete such rectification and cure with all due diligence; (iv) a determination by Landlord that Tenant has intentionally submitted any false report required to be furnished hereunder; (v) anything done by Tenant upon or in connection with the Premises or the construction, remodeling, or refurbishment of any part thereof which directly or indirectly interferes in any way with, or results in a work stoppage in connection with, construction, remodeling, or refurbishment of any part of the Hotel Complex or any other tenant's space; (vi) Tenant or any Guarantor(s) becomes insolvent, files a petition for protection under the Bankruptcy Code (as defined below) (or similar Law) or a petition is filed against Tenant or any Guarantor(s) under such Laws and is not dismissed within forty-five (45) days after the date of such filing, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due; (vii) Tenant abandons or vacates or does not do business in the Premises when required to do so under this Lease (including but not limited to Sections 8.2 and 8.3 of this Lease) for a period of seven (7) or more days; (viii) this Lease or Tenant's interest herein or in the Premises or any improvements thereon or any property of Tenant is executed upon or attached; (ix) the Premises come into the hands of, or is operated by, any person other than expressly permitted under this Lease; (x) Tenant operates the Premises under any name other than the Trade Name; (xi) in the event of a default by Tenant or any of Tenant's Affiliates under the terms of another lease or license agreement for space in the Restricted Zone entered into with Landlord or Landlord's Affiliates, such default shall constitute a default under this Lease and vice versa; (xii) an event deemed an Event of Default as expressly set forth in other provisions of this Lease; or (xiii) the breach by Tenant, with no right to cure, of Sections 8.14, 13, 20.1 and 20.3 of this Lease.

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17.1.2. In addition, and notwithstanding anything to the contrary set forth above or elsewhere in this Lease, if there is a default with respect to any one or combination of the following: (i) the timely payment of any rent due Landlord from Tenant or the payment of any other money due Landlord from Tenant under the terms of this Lease and such failure continues for a period of five (5) days after such amount is due, (ii) the timely reporting by Tenant of Gross Sales as required by this Lease, such failure continues for a period of five (5) days after such report is due and Landlord has given Tenant notice of such failure, (iii) the grossly negligent, intentional or willful failure of Tenant to abide by Section 3.5 of this Lease, (iv) the timely reporting by Tenant of any material Incident, or the timely delivery by Tenant of Documentation, as required by Section 8.7 of this Lease as to a material Incident, or (v) the refusal of Tenant to provide Landlord with a current set of keys to the Premises as required by Section 19 after Landlord's request therefor, three (3) or more times in any period of twelve (12) consecutive months; then, notwithstanding that such default may have been cured, any further written notice to Tenant of a default as set forth in (i) through (v) of this Subsection 17.1.2 within a twelve (12) month period shall be deemed to be a "Repeated Default". In the event of a Repeated Default, Landlord, without affording Tenant an opportunity to cure such Repeated Default, may terminate this Lease forthwith by notice to Tenant given within ninety (90) days of such Repeated Default, and pursue any of its rights and remedies as provided for in Subsection 17.1.3.

17.1.3. Upon any Event of Default or Repeated Default, Landlord shall have the right without notice or demand to pursue any of its rights and remedies at Law or in equity, including but not limited to any one or more of the following remedies, concurrently or successively: (i) terminate this Lease; (ii) after five (5) day written notice to Tenant, cure such Event of Default for Tenant at Tenant's sole cost and expense (plus a 15% administrative fee); (iii) apply any Security Deposit, certificate of deposit or letter of credit provided under this Lease; and/or (iii) recover such amounts as may be permitted from time to time by applicable Law, including without limitation, reasonable attorneys' fees, broker or leasing fees, tenant improvements costs, and any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom.

17.2. Right to Relet.

17.2.1. If Landlord reenters the Premises as set forth above, or if it takes possession pursuant to legal proceedings or otherwise, it may terminate this Lease or it may, from time to time, without terminating this Lease, make such alterations and repairs as it deems advisable to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rentals and upon such other terms and conditions as Landlord deems advisable; upon each such reletting all rentals received by Landlord therefrom shall be applied: first, to pay any costs and expenses of reletting, including without limitation, brokers and attorneys' fees and costs of advertising, alterations and repairs; second, to any indebtedness other than rent due hereunder from Tenant to Landlord; and, third, to rent due hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder.

17.2.2. If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord.

17.2.3. Notwithstanding any such reletting without termination, Landlord may at any time thereafter terminate this Lease for any prior Event of Default or Repeated Default.

17.3       Damages Upon Termination.

If Landlord terminates this Lease upon any Event of Default or Repeated Default, in addition to any other remedies it may have under this Section 17, at law and in equity, it may recover from Tenant, all (i) sums which were due prior to the date of termination, (ii) damages incurred by reason of such breach or default, including reasonable attorney's fees at the trial and appellate levels, (iii) costs of retaking the Premises; and (iv) a sum (the "Liquidated Damages Amount") equal to all rent and other charges which would be payable from the date of such termination through what would have been the then unexpired Term. The Liquidated Damages Amount shall be calculated by using the highest total of each of Minimum Annual Rent, Percentage Rent and Additional Rent payable by Tenant at any time during the Term prior to such termination. It is hereby acknowledged and agreed by Landlord and Tenant that the Liquidated Damages Amount to be paid by Tenant is not a penalty, but a reasonable and equitable pre-estimate of the damages which would be incurred by Landlord (which damages are impossible to calculate more precisely) and in that regard, constitutes liquidated damages and not a penalty, with respect to damages incurred by Landlord as a result of the applicable Event of Default and termination of this Lease. Notwithstanding anything to the contrary contained in this Article 17 or any other provisions of this Lease, nothing in this Lease shall impose any obligation on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages.

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17.4. Set-off. Tenant hereby agrees that Landlord may hold back, offset and fail to pay to Tenant any amount due from Landlord to Tenant hereunder in exchange for any amount due from Tenant to Landlord hereunder which was not paid by Tenant. In the event of any such offset by Landlord, Landlord shall provide to Tenant in writing an explanation of such offset and a copy of the supporting documentation in connection with such offset.

17.5 Waiver of Rights of Redemption. To the extent permitted by Law, Tenant waives any and all rights of redemption granted by or under any present or future Law if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

17.6 Cumulative Remedies. All of Landlord's remedies in this Lease or at Law provided shall be cumulative and not exclusive and shall survive the earlier termination or expiration of this Lease.

17.7 Bankruptcy. If this Lease is not terminated in accordance with paragraph 17.3 hereof because such termination is not permitted under title 11 of the United States Code (the "Bankruptcy Code"), then upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor-in-possession, or any trustee who may be appointed, agrees: (i) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to reject or assume this Lease within ninety (90) days of the filing of such petition under the Bankruptcy Code or such shorter period of time as allowed by the bankruptcy rules; (iii) neither Tenant nor any Trustee shall seek any extension of any period for the rejection or assumption of this Lease; (iv) that all amounts payable by Tenant to or on behalf of Landlord hereunder, whether or not expressly denominated as Rent, shall constitute "rent" for the purposes of Section 502(b)(7) of the Bankruptcy Code, including, without limitation, reasonable attorney's fees incurred by Landlord by reason of Tenant's bankruptcy; (v) the Premises shall be deemed a lease of real property in a shopping center for purposes of Section 365(b)(3) of the Bankruptcy Code, and Landlord shall be entitled to all adequate assurance of future performance required with respect to the assumption and assignment of shopping center leases under the Bankruptcy Code, in addition to any additional and further adequate assurances and requirements imposed by a Bankruptcy Court; (vi) in no event after the assumption of this Lease shall an existing default remain uncured for a period more than the earlier of twenty (20) days or the time period specified in this Lease; (vii) Landlord shall have no obligation to provide Tenant or any trustee with services or utilities unless all payments of Rent and Additional Rent are paid current; and (viii) neither Tenant's interest in this Lease, nor any estate created hereby in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided by the Bankruptcy Code. Nothing contained in this Section 17.7 shall be deemed in any manner to limit Landlord's rights and remedies under the Bankruptcy Code, as presently existing or as may hereafter be amended. Landlord reserves any and all rights and remedies provided herein or at law.

17.8 Mitigation. Notwithstanding anything to the contrary in this Article 17, if Landlord terminates this Lease or Tenant's possession of the Premises due to an Event of Default by Tenant, Landlord shall use commercially reasonable efforts to mitigate its damages.

SECTION 18. Default by Landlord.

Landlord shall in no event be charged with default in any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice as set forth in Section 23.7 to Landlord by Tenant, specifically describing such failure. Except as may be otherwise expressly provided in this Lease, Tenant shall have no right to terminate this Lease nor withhold/offset any rent payment based upon an uncured default by Landlord in the performance of Landlord's obligations under this Lease; provided, however, that Tenant shall have all rights and remedies expressly stated under this Lease and Tenant may seek to recover from Landlord an amount representing appropriate actual, compensatory damages for breach of contract based on any such uncured default by Landlord, but not otherwise and in no event shall Tenant be permitted to recover indirect, consequential, punitive, or exemplary damages from Landlord based on any such uncured default of Landlord, or otherwise.

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SECTION 19. Access by Landlord.

Landlord and Landlord's agents and employees shall have the right to enter the Premises at any reasonable times including, but not limited to, during the conduct of Tenant's Work and/or the right of immediate entry at any time in the case of an emergency or to protect access to the Hotel Complex and the Common Areas, to examine the Premises and show them to prospective purchasers and other persons and to post notices as Landlord may deem reasonably necessary or appropriate for protection of Landlord, Landlord's interests, the Premises, the Common Areas or the Hotel Complex. Landlord shall attempt in all such cases other than an emergency situation to provide Tenant with prior notice. Landlord and Landlord's respective agents and employees shall have the further right to enter the Premises from time to time at reasonable times and upon prior notice to Tenant (i) to make such repairs, alterations, improvements or additions to the Hotel Complex, Common Areas or neighboring properties (including, without limitation, to install, maintain, use, repair and replace pipes, ductwork, conduits, utility lines and wires through hung ceiling space, column space, and partitions, in or beneath the floor slab or above or below the Premises or other parts of the Hotel Complex or Common Areas) as Landlord deems desirable, in which case, Landlord shall use commercially reasonable efforts not to interfere with Tenant's business operations or to create any Adverse Condition; (ii) to verify that Tenant is operating in the Premises in compliance with this Lease and the standards set forth herein; or (iii) in connection with the security or oversight of Landlord's operations at the Hotel Complex. During the last eighteen (18) months of the Term (or at any time that Tenant shall be in default under this Lease), Landlord may exhibit the Premises to prospective tenants and maintain upon the Premises notices deemed advisable by Landlord. In addition, during any apparent emergency, Landlord or Landlord's agents may enter the Premises forcibly without liability therefor and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided. Tenant shall ensure that Landlord at all times from and after the Effective Date and during the Term has the correct keys necessary to gain access to the Premises in the furtherance of its rights under this Lease. Tenant acknowledges and agrees that Landlord's Security Department may enter the Premises at any time it deems necessary. Landlord's activities under this Section 19 shall not be construed as an eviction of Tenant, nor render Landlord liable in damages, nor entitle Tenant to an abatement of rent, nor release Tenant from the obligation to fulfill any of the covenants under this Lease.

SECTION 20. Holding Over; Successors; Surrender.

20.1. Holding Over. If Tenant holds over or occupies the Premises beyond the Term (it being agreed there shall be no such holding over or occupancy without Landlord's prior written consent given in its sole and absolute discretion), Tenant shall pay Landlord for each day of such holding over a sum equal to the greater of (i) 150% the Minimum Monthly Rent prorated for the number of days of such holding over, or (ii) Minimum Annual Rent plus Percentage Rent prorated for the number of days of such holding over, plus, whichever of (i) or (ii) is applicable, a pro-rata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord's written consent, Tenant shall occupy the Premises on a tenancy at sufferance but all other terms and provisions of this Lease shall be applicable to such period. In addition, if Tenant fails to surrender the Premises in the event Landlord provides Tenant with thirty (30) days written notice that it has another tenant who will be occupying the Premises, then in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold the Landlord Parties harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

20.2. Successors. All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one (1) person, each person shall be bound jointly and severally by this Lease except that no rights shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or sublease was approved by Landlord in writing as provided in Section 13.1 hereof. Landlord, at any time and from time to time, may make an assignment of Landlord's interest in this Lease and, in the event of such assignment, Landlord and Landlord's successors and assigns (other than the assignee of Landlord's interest in this Lease) shall be released from any and all liability thereafter.

20.3. Surrender. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall remove all personal property from the Premises and deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises as of the Effective Date and during the Term, broom-clean, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Premises. Additionally, at Landlord's option, Tenant shall remove improvements as Landlord specifies made to the Premises after the date of this Lease and identified by Landlord in writing for removal at the time of Landlord's approval of the particular alteration; provided that Tenant shall not be obligated to restore any portion of the Premises that was modified or demolished as part of the initial improvement of the Premises or any subsequent alteration approved by Landlord. Tenant shall repair all damage caused by such removal. Any items of personal property not removed by Tenant shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 10.3. The provisions of this Section 20 shall survive the earlier termination or expiration of this Lease.

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SECTION 21. Quiet Enjoyment.

If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants, terms and conditions hereof and provided that no Event of Default by Tenant occurs, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and further subject to all Superior Interests to which this Lease is subordinate and to all Laws.

SECTION 22. Books and Records.

Tenant agrees that it will keep for no less than seven (7) years complete books and records reflecting Gross Sales and all of the business activities with respect to the Premises and will comply with generally accepted accounting principles consistently applied. Said books and records shall include: (i) dated and time stamped cash register tapes (customer receipt and detail audit) which provide a non-resettable, non-clearing gross sales total and/or consecutively numbered duplicate sales tickets which are to be dated and time stamped (documentation of voided sales must be kept with regular sales tickets and tapes and originals of voided tickets must be retained); (ii) daily sales summaries; (iii) monthly sales journals showing breakdown of sales by day; (iv) authenticated bank deposit slips showing deposits of daily sales (if deposits are not made on a daily basis, then the number of days' receipts deposited should be shown on the deposit slip and in the monthly sales journal); (v) monthly state sales tax returns and canceled checks showing payment of those taxes; (vi) Federal Income Tax returns for the same period of time that Tenant is required to maintain Tenant's Federal Income Tax returns by the Department of the Treasury, Internal Revenue Service; and (vii) all of Tenant's purchase orders and invoices relating to the purchase, exchange, or replacement of products, merchandise or goods sold or to be sold by Tenant at, upon, or from the Premises.

Landlord shall have the right to examine all of Tenant's books and records relating to Gross Sales and corporate-wide sponsorships that include the Premises at any reasonable time and place. Landlord shall have the right at any time during the Term, and within three hundred sixty-five (365) days after the end of the Term, to have an audit conducted of Tenant's books and records by Landlord's employees or auditors of Landlord's choice. Any deficiency in rent attributable to Tenant's failure to accurately report Gross Sales shall be due immediately upon completion of the audit together with interest as set forth in Section 4.2 and a late fee equal to fifteen percent (15%) of the amount of the rent deficiency. If any audit reveals Gross Sales were understated by more than three percent (3%), the entire cost and expense of such audit shall be borne by Tenant. It is further agreed that an understatement of five percent (5%) or more of Gross Sales on two or more monthly reports during any twelve (12) month reporting period, which is not due to a mathematical error by Tenant or employee theft, shall be an Event of Default hereunder and cause for termination of this Lease by Landlord. In addition to all other remedies available to Landlord, in the event that any such audit shall disclose that Tenant's records and other documents as referred to in Section 22 hereof and such other materials provided by Tenant to Landlord's auditor are inadequate, in the opinion of Landlord's auditor, to accurately disclose Tenant's Gross Sales, then Landlord shall be entitled to collect as Additional Rent from Tenant an amount equal to thirty percent (30%) of the Minimum Monthly Rent payable by Tenant in the same period, provided Tenant shall be permitted a prompt refund with respect to any amount of additional rent collected by Landlord from Tenant pursuant to this paragraph when adequate records are provided by Tenant.

SECTION 23. Miscellaneous.

23.1. No Waiver. No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

23.2. Accord and Satisfaction. Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

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23.3. Entire Agreement. There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing, signed by them and approved by any Superior Holder.

23.4. No Partnership. Landlord does not, in any way or for any purpose, become a partner, employer, principal, master, agent or joint venturer of, or with, Tenant.

23.5. Force Majeure. If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, failure of power, restrictive governmental Laws or regulations including delays by regulatory authorities, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease (each a "Force Majeure Event"), except as otherwise provided in this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, an informational or recognitional picket line shall not be deemed a Force Majeure Event. In addition, the provisions of this Section 23.5 shall not operate to excuse Tenant from any obligations for payment of Minimum Annual Rent, Percentage Rent, Additional Rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due.

23.6. Submission of Lease. Submission of this Lease to Tenant or any subsequent draft of this Lease, does not constitute an offer or option to lease, does not constitute a reservation of the Premises for Tenant, does not create any interest of Tenant in the Premises, and does not create an obligation on Landlord's part to negotiate a lease with Tenant; this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant. Upon execution of this Lease by Tenant, Landlord is granted an irrevocable option for thirty (30) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant. The Effective Date of this Lease shall be the date filled in by Landlord in the Basic Lease Information, which shall be the date of execution by the last of the parties to execute this Lease.

23.7. Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (i) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, (ii) hand delivered to the intended addressee, or (iii) sent by a nationally recognized overnight courier service, in each case addressed to the parties hereto at the addresses specified in the Basic Lease Information. All notices shall be effective upon delivery (even if such addressee refuses delivery thereof). The parties hereto may change their addresses/contact information by giving notice thereof to the other in conformity with this provision.

23.8. Landlord's Approvals. Notwithstanding Landlord's execution of this Lease, this Lease and the transaction contemplated herein shall be subject to all requisite approvals of Landlord including the Board of Directors of Landlord and/or any entity that owns and controls Landlord, Superior Holders, Landlord's collateral agents, lenders and/or loan participants, Landlord's Security Department, applicable Governmental Authorities and other Landlord-related third-parties for which approvals are required.

23.9. Captions and Section Numbers. This Lease shall be construed without reference to titles of Sections, which are inserted only for convenience of reference.

23.10. Number and Gender. The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others. The use of the term "person" may, as the context requires, refer to an entity.

23.11. Objection to Statements. Notwithstanding the provisions of Section 23.1, Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of one (1) year after eceipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

23.12. Representation by Corporate Tenant. Tenant (if a corporation, limited liability company, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the State of Nevada, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

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23.13. Landlord's Limitation of Liability. Anything to the contrary herein contained notwithstanding, there shall be absolutely no personal liability on persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of any Superior Holder, look solely to the interest of Landlord, Landlord's successors and assigns, in the Hotel Complex for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever. Tenant agrees that the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

23.14. Broker's Commission. Tenant represents that it has not dealt with any broker, fmder or other person entitled to claim a fee or commission in connection with the Premises or the negotiation or execution of this Lease. Tenant shall indemnify, defend and save harmless Landlord Parties from and against all claims, liabilities, costs and expenses (including reasonable attorney's fees and costs) incurred as a result of any breach of the foregoing representation by Tenant.

Landlord represents that it has not dealt with any broker, finder or other person entitled to claim a fee or commission in connection with the Premises or the negotiation or execution of this Lease. Landlord shall indemnify, defend and save harmless Tenant from and against all claims, liabilities, costs and expenses (including reasonable attorney's fees and costs) incurred as a result of any breach of the foregoing representation by Landlord.

23.15. Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

23.16. Governing Law. This Lease shall be governed by and construed in accordance with the Laws of the State of Nevada, excluding its conflict of law rules. Landlord and Tenant hereby acknowledge that the courts situated in Clark County, Nevada shall have exclusive jurisdiction over any action in connection with this Lease. In the event any action is commenced in connection with this Lease, the prevailing party thereto shall be entitled to recover its costs and expenses (including reasonable attorneys' fees) of such action. The parties hereto consent to personal jurisdiction in any such court and hereby waive any objection thereto and agree not to deny or defeat such court's jurisdiction or venue (including, without limitation, by a motion alleging forum non conveniens). THE PARTIES HERETO AGREE TO WAIVE ALL RIGHT TO A JURY TRIAL IN CONNECTION WITH DISPUTES BROUGHT UNDER OR IN CONNECTION WITH THIS LEASE.

23.17. FCPA and Anti-Bribery Compliance. Tenant agrees to ensure that it is reasonably knowledgeable with relevant laws and regulations, including those dealing with anti-corruption, such as the United States Foreign Corrupt Practices Act and U.K. Anti-Bribery Act and will take appropriate steps to ensure compliance therewith, and it will not cause any actions which would cause Landlord to be in violation thereof. Tenant further represents, warrants and agrees that it and its owners, officers, directors, employees, representatives, contractors and/or agents ("Principals") have not offered, paid, promised, authorized or given, and will not offer, pay, promise, authorize, or give, anything of value to any official, officer, representative or other party related to any government (including entities wholly or partly owned or controlled by the government), public international organization, or political party, or any political candidate, for purposes of obtaining or retaining business or any improper advantage in connection with this Lease. Additionally, Tenant warrants and represents that, except as it otherwise notifies Landlord in writing, none of its Principals are officials, officers, representatives, or employees of any government or political party or candidates for political office. . Tenant represents and warrants that it will not subcontract or delegate any material aspect of this Lease to a third party without the prior written consent of the Company; that Tenant has conducted or will conduct on individuals and entities engaged by Tenant to work in connection with this Lease anti-corruption due diligence that comports with best practices and is appropriate to the anti-corruption risk profile presented by each such individual or entity; and that Tenant will not engage any individual or entity to work in connection with this Lease if Tenant has a reasonable belief that such individual or entity has either engaged in corrupt conduct or been investigated for, charged with or placed under indictment or consent decree for, or convicted of a crime involving moral turpitude or corruption (whether under the laws of the United States, or any other country).

23.18. Superior Holder's Approval. If any Superior Holder requires any modification of the terms and provisions of this Lease as a condition to such financing as Landlord may desire, then Landlord shall have the right to cancel this Lease if Tenant fails or refuses to approve and execute such modification(s) within thirty (30) days after Landlord's request therefor. Upon such cancellation by Landlord, this Lease shall be null and void and neither party shall have any liability either for damages or otherwise to the other by reason of such cancellation. In no event, however, shall Tenant be required to agree, and Landlord shall not have any right of cancellation for Tenant's refusal to agree, to any modification of the provisions of this Lease relating to: the amount of rent or other charges reserved herein; the size and/or location of the Premises; the duration and/or Commencement Date of the Term; or a modification which will result in a material decrease in Tenant's rights or a material increase in Tenant's obligations under this Lease.

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23.19. Reservation of Air Rights. There has been no representation or warranty by Landlord and Tenant acknowledges that there is no inducement or reliance to lease the Premises on the basis that the existing access to light, air and views from the Premises would continue unabated. Tenant acknowledges and understands that it shall have no rights to the airspace above the Premises and/or Hotel Complex and those rights shall be the sole property of Landlord.

23.20. Delay in Delivery. Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to tender possession of the Premises in the condition required by Exhibit B to Tenant by the Estimated Delivery Date, then: (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. However, in the event that Landlord has not delivered possession of the Premises to Tenant in the condition required under Exhibit B, within twelve (12) months after the Estimated Delivery Date of this Lease (subject to extension for delay caused by Tenant and any Force Majeure Events), then Tenant shall have the right to terminate this Lease during the 30-day period following the expiration of such twenty-four (24) month period, upon written notice to Landlord in which case this Lease shall become null and void and both parties hereto shall be relieved of all obligations hereunder (except any liabilities which have been theretofore accrued and not yet paid shall remain outstanding), in which event each party will, at the other's request, execute an instrument in recordable form containing a release and surrender of all right, title and interest in and to this Lease. Time is of the essence with respect to the parties' termination rights under this Section.

23.21. Construction/Remodeling or Redesign of Hotel Complex; Rights of Landlord. Notwithstanding Exhibit A or anything else contained in this Lease, Landlord reserves the right to change or modify and add to or subtract from the size and dimensions of the Hotel Complex, the Common Areas or any part thereof, the number, location and dimensions of buildings and stores, the size and configuration of the parking areas, entrances, exits and parking aisle alignments, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of kiosks which may be erected in or fronting on any mall or otherwise (so long as kiosks and use of Landlord's frontage space do not materially and adversely interfere with Tenant's access to the Premises), the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of Common Areas, and including without limitation the integration of the Hotel Complex or any portions thereof with any other property or properties (whether owned by Landlord, a Landlord Affiliate or a third party), and to use, design and decorate any portion of the Hotel Complex as it desires so long as no Adverse Condition occurs. Except pursuant to Sections 2.5 and 2.6, Landlord will not make modifications and/or changes to the Hotel Complex, which would materially and adversely interfere with the access to the Premises. In addition to any other provision contained herein, Tenant acknowledges that Landlord or Landlord's Affiliates may conduct construction at or upon, or remodel or redesign all or any portion of, the Hotel Complex or Common Areas (excluding the Premises), and that such work will not result in a breach of this Lease; provided, however, Tenant shall be granted an equitable abatement of Minimum Monthly Rent based on the area of the Premises in which Tenant is prevented from operating as a result of any such work; and, provided, further, Landlord will exercise commercially reasonable efforts to minimize interference with business operations of Tenant and the occurrence of any Adverse Condition. Except as otherwise provided herein, Landlord shall have no liability to Tenant relative to such work.

23.22. Definition of Days. Except as otherwise expressly provided herein, the term "day" shall mean a single calendar day, whether or not a working or business day. For purposes of this Lease, the term "business day" shall mean each Monday through Friday, inclusive, which is not a United States and/or State of Nevada designated holiday.

23.23. Confidentiality. At all times from and after the Effective Date until the expiration or earlier termination of the Term (unless consented to in writing by both Tenant and Landlord, or as otherwise required by Law or legal process, or requested by the NGCB (or other gaming regulators)), no press release or other public disclosure concerning the use, opening, rent or other terms of this transaction shall be made by any person, unless jointly agreed to in advance by Landlord and Tenant. Each party agrees to use diligent efforts to prevent such disclosure, other than (i) to employees, agents and consultants of the parties who are involved in the ordinary course of business with this transaction, or to the principals of the previous tenant in the Premises, all of whom shall be instructed to comply with the confidentiality provisions hereof, or (ii) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or as otherwise required to comply with applicable Laws or regulations. Landlord and Tenant agree that all information furnished by one party to the other or obtained by a party through such party's own investigation, as well as the provisions of this Lease and all exhibits and documents related thereto, shall be treated as confidential information.

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23.24. Recordation of Lease. Neither this Lease, nor a memorandum thereof, may be recorded without the prior written consent of Landlord, in its sole and absolute discretion.

23.25. Construction. The terms and conditions of this Lease shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Lease and has had the opportunity to have it reviewed by their attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Lease, including its exhibits or any amendments. The parties further agree that prior drafts of this Lease shall not be relevant or considered in connection with the construction or interpretation of this Lease, or to vary, modify or contradict any of the terms or provisions of this Lease.

23.26. Landlord Expenses. If Landlord pays any monies or incurs any expense to correct a breach of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, or incurs any expense (including, but not limited to, reasonable attorney's fees and court costs), as a result of Tenant's failure to perform any of Tenant's obligations under this Lease, all reasonable and necessary amounts so paid or incurred shall, on notice to Tenant, be considered Additional Rent payable in full by Tenant with the first Minimum Monthly Rent installment thereafter becoming due and payable, and may be collected as by Law provided in the case of rent.

23.27. Intentionally Omitted.

23.28. Consents. In all circumstances under this Lease where the prior consent of one party (the "Consenting Party"), whether it be Landlord or Tenant, is required before the other party (the "Requesting Party") is authorized to take any particular type of action, the Requesting Party agrees that its exclusive remedy if it believes that consent has been withheld improperly shall be to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the Requesting Party hereby waiving any claim for damages, attorneys' fees or any other remedy unless the Consenting Party refuses to comply with a court order or judgment requiring it to grant its consent).

23.29. Independent Covenants. Except as otherwise expressly provided in this Lease, Tenant waives all rights to (i) any abatement, off-set, suspension, deferment, reduction or deduction of or from Rent, and/or (ii) quit, terminate or surrender this Lease or the Premises or any part thereof, except, in either case, as expressly provided herein. Tenant hereby acknowledges and agrees that the obligations of Tenant and Landlord hereunder shall be separate and independent covenants and agreements, that rent shall continue to be payable in all events and that the obligations of Tenant and Landlord hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Tenant agrees that Tenant shall not take any action to terminate, to rescind or to avoid this Lease notwithstanding any default by Landlord hereunder. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases and Tenant hereby expressly waives the benefit of any currently existing or hereinafter enacted statute or case law to the contrary. Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord's entering into this Lease.

23.30. Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Additionally, telecopied, electronic or pdf signatures may be used in place of original signatures on this Lease. Landlord and Tenant intend to be bound by the signatures on the telecopied, electronic or pdf document, are aware that the other party will rely on the telecopied, electronic or pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on the form of signature.

23.31. Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease.

23.32. Waiver of Jury Trial. Landlord and Tenant each hereby waives all rights to a trial by jury in any claim, action, proceeding or counterclaim BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER. TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OR INJURY OR DAMAGE RELATING TO THE PROPERTY OR THE PREMISES. TENANT HEREBY WAIVES ANY RIGHT TO FILE A COUNTERCLAIM AGAINST LANDLORD IN ANY SUMMARY DISPOSSESSION OR SIMILAR PROCEEDING.

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23.33. REIT. Landlord and Tenant hereby agree that it is their intent that all rent (as defined in Section 4.2) shall qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, (the "Code") and the U.S. Department of the Treasury Regulations promulgated thereunder (the "Regulations"). In the event that (i) the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, shall be changed so that any Rent no longer so qualifies as "rent from real property" for purposes of Section 856(d) or (ii) Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as "rents from real property" for the purposes of Section 856(d), such Rent shall be adjusted in such manner as Landlord may require so that it will so qualify; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent (in economic terms) Rent as payable prior to such adjustment; and provided further, that, if the Rent cannot be adjusted as described above and such inability to adjust the Rent results in an adverse effect upon Landlord or any Superior Holder, then Landlord shall have the option to terminate this Lease upon ninety (90) days' prior written notice to Tenant. If such notice shall be given, then this Lease shall terminate on the ninetieth (90th) day after the date of such notice, all with the same force and effect as if such date were the expiration date specified in this Lease. The parties agree to execute such further commercially reasonable instrument as may reasonably be required by Landlord in order to give effect to the foregoing provisions of this Section.

23.34. Patriot Act. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that to the best of Tenant's knowledge: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an Event of Default by Tenant under Section 11.1 of this Lease and shall be covered by the indemnity provisions of Section 7.10 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

23.35. Other Riders. Tenant shall comply with the provisions of the Customer and the Restaurant Rider attached to this Lease.

23.36. Intentionally Omitted.

23.37. Minimization of Interference; Good Faith. Without limiting any other provision in this Lease, Landlord shall exercise its rights and perform its obligations hereunder in such a way as to reasonably minimize (given the circumstances, including without limitation the existence of an emergency situation) any resulting interference with Tenant's use of the Premises and Tenant shall exercise its rights and perform its obligations hereunder in such a way as to reasonably minimize (given the circumstances, including without limitation the existence of an emergency situation) any resulting interference with Landlord's use of the Hotel Complex. Landlord and Tenant shall deal with each other reasonably and in good faith with respect to this Lease. Whenever the exercise or performance of either party's rights or obligations hereunder requires the reasonable cooperation of the other party, such other party shall reasonably cooperate therewith.

23.38. When Payment is Due. Whenever a payment is required to be made by one party to the other under this Lease, but a specific date for payment or a specific number of days within which payment is to be made is not set forth in this Lease, or the words "immediately," "promptly" and/or "on demand," or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding such payment.

23.39. Reasonable Expenditures. Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representatives during normal business hours.

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23.40. Untenantability and Unfitness. Except as otherwise set forth in this Lease, if the Premises (or any material portion thereof) shall be rendered untenantable or unfit for Tenant's customary business operations as a result of (i) any defect in the Building, (ii) Landlord's failure to make any repair or perform any work that it is required to make or perform under this Lease, (iii) Landlord's making of any repair to the Building or its performance of any work in or about the Building, (iv) Landlord's performance of any work that it is required to provide under this Lease, or (v) any other breach of, or default under, this Lease by Landlord, then, in any case that such untenantability or unfitness shall continue for a period of five (5) consecutive business days after Tenant has provided written notice to Landlord, all base rent and additional rent shall abate for the period that the Premises remain untenantable or unfit for Tenant's use in a customary manner (or, in the event that only a portion of the Premises are rendered untenantable or unfit for Tenant's use in a customary manner, base rent and additional rent shall abate for such period with respect to the portion of the Premises that are rendered untenantable or unfit). In the event that any such untenantability or unfitness for Tenant's customary business operations shall continue for a period of one hundred eighty (180) consecutive days after Tenant has provided written notice to Landlord, Tenant shall have the right to terminate this Lease at any time during which such untenantability or unfitness continues to exist after the expiration of such one hundred eighty (180) consecutive day period by serving written notice to Landlord thereof.

23.41. Landlord's Expenses and Fees: Tenant will not incur any fees from Landlord in connection with its use of elevators or temporary utilities in connection with the construction of the Tenant Improvements. Landlord may charge Tenant fees for shut downs, fire watches and other construction-related activities that require Landlord coordination in commercially reasonable amounts.

23.42. Limitation on Late Charge. With respect to any payment required under this Lease other than (a) the base rent and (b) any amounts that are expressly stated to be payable within a fixed period of time after notice or other demand from Landlord (collectively, "Non-Regular Payments"), Landlord will not impose a late charge with respect to those Non-Regular Payments in the event that the Non-Regular Payment is made within 10 business days after notice from Landlord to Tenant of the delinquency.

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RAMPARTS, INC.	ALLIED ESPORTS INTERNATIONAL, INC.,
A NEVADA CORPORATION

By: /s/ Andrew Hagapian	By: /s/ Judson Hannagan

Name: Andrew Hagopian III	Name: Judson Hannagan

Title: Assistant Secretary	Title: CEO

Date: March 23, 2107	Date: March 23, 2017

Tax ID: XXXXXXXXXXXXXXXX

APPROVED AS TO FORM BY:

By: /s/ Ed Mulholland

            [signature]

Name: Ed Mulholland

Title: General Counsel for Luxor Hotel andCasino

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